UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Chesapeake Utilities Corporation
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909 SILVER LAKE BOULEVARD

DOVER, DELAWARE 19904

March 29, 2013

DEAR STOCKHOLDERS:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Chesapeake Utilities Corporation. The details relating to the meeting, including the matters to be considered and acted on by you are set forth below.

Time and Date	9:00 a.m. Eastern Daylight Time on Thursday, May 2, 2013.

Location	The Board Room of PNC Bank, N.A., 222 Delaware Avenue, Wilmington, Delaware 19801.

Items of Business

1)      To elect four Class II Directors to serve three-year terms ending in 2016 and until their successors are elected and qualified;

2)      To consider and vote on the adoption of the Chesapeake Utilities Corporation Omnibus Equity Plan; and

3) To consider and vote on the ratification of the Company’s independent registered public accounting firm.

We will also transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR Items 1, 2 and 3 and pursuant to the discretion of the appointed proxies for such other business as may properly come before the meeting.

Record Date	Stockholders of record at the close of business on Wednesday, March 20, 2013 will be entitled to vote at the meeting and at any adjourned meeting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting. If you are unable to attend the meeting, you can vote your shares using one of the following three methods.

Mail: Complete, properly sign and date your proxy card and return it in the enclosed envelope.	Telephone: Follow the instructions that are printed on your proxy card.	Internet: Follow the instructions that are printed on your proxy card.

Voting by one of these three methods will not affect your right to attend the meeting and vote in person. We encourage stockholders to vote in advance of the meeting. You may revoke any vote that you have submitted before voting is declared closed at the meeting by following the instructions in the accompanying Proxy Statement. If you own stock beneficially through a bank, broker or otherwise, that institution will provide you with voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 2, 2013. Pursuant to the Securities and Exchange Commission’s rules, we have elected to provide our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you that our proxy materials are available on the internet. This Notice and Proxy Statement, our 2012 Annual Report on Form 10-K, as well as directions to our meeting, are available at www.chpk.com/proxymaterials.

Sincerely,

Beth W. Cooper Corporate Secretary

909 SILVER LAKE BOULEVARD

DOVER, DELAWARE 19904

PROXY STATEMENT

GENERAL MATTERS

The Board of Directors of Chesapeake Utilities Corporation (“we,” “us,” “our,” the “Company” or “Chesapeake”) is providing you with this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2013 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting.

Meeting Time and Date. The 2013 Annual Meeting of Stockholders will be held at 9:00 a.m. Eastern Daylight Time on Thursday, May 2, 2013, in the Board Room of PNC Bank, N.A., 222 Delaware Avenue, Wilmington, Delaware 19801.

Soliciting Proxies. Our directors, officers and employees may solicit proxies by personal interview, mail, telephone or e-mail. These individuals will not receive additional compensation for their services in connection with the solicitation. In addition, we may engage professional proxy solicitors or other consultants to solicit proxies. All costs of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the solicitation, and all clerical and other expenses of solicitation will be borne by the Company. The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are being sent or given to stockholders on or about March 29, 2013.

Who May Vote. Stockholders of record at the close of business on Wednesday, March 20, 2013 will be entitled to vote at the meeting. As of this date, 9,613,475 shares of our common stock, the only outstanding class of voting equity securities, were outstanding. Each share of common stock is entitled to one vote on each matter submitted to the stockholders for a vote. The named executive officers and directors of the Company have the power to vote approximately 4.78 percent of these shares.

We have been advised by all of the named executive officers and directors that they intend to vote their shares of common stock as follows:

•	PROPOSAL 1: FOR the election of four Class II Directors to serve three-year terms ending in 2016 and until their successors are elected and qualified;

•	PROPOSAL 2: FOR the adoption of the Chesapeake Utilities Corporation Omnibus Equity Plan;

•	PROPOSAL 3: FOR the ratification of our independent registered public accounting firm; and

•	Pursuant to the discretion of the appointed proxies for any other business properly brought before the meeting.

How To Vote. You may attend the meeting and deliver the completed proxy card in person before voting is declared closed at the meeting. If you are unable to attend the meeting, you can vote your shares using one of the following three methods:

Mail: Complete, properly sign and date your proxy card and return it in the enclosed envelope.	Telephone: Follow the instructions that are printed on your proxy card.	Internet: Follow the instructions that are printed on your proxy card.

Submitting your proxy by telephone, by the internet, or by returning the enclosed proxy card, will not affect your right to attend the meeting and vote in person.

Signing the Proxy. An authorized officer, partner or other agent voting shares on behalf of a corporation, limited liability company, partnership or other legal entity should sign the accompanying proxy card in the entity name and indicate his or her name and title. An agent, attorney, guardian or trustee submitting a proxy card on behalf of a registered stockholder should also indicate his or her title following his or her respective signature. If you own stock with multiple parties, each party should sign the proxy card where appropriate. If stock is registered in the name of a decedent and you are an executor, or an administrator of the decedent’s estate, you should sign the accompanying proxy card where appropriate, indicate your title following your signature, and attach legal instruments showing your qualification and authority to act in this capacity.

Voting Instructions. If your proxy is timely received, properly signed and not subsequently revoked, it will be voted at the meeting according to your instructions. If your proxy is incomplete or if you do not provide instructions with respect to any of the items, the proxy will be voted FOR Proposals 1, 2 and 3 and pursuant to the discretion of the appointed proxies for any other business properly brought before the meeting. If you withhold or abstain your vote, your shares will be treated as not voted for purposes of Proposals 1 and 2 and against for purposes of Proposal 3. If your proxy is unclear as to how you intended to vote (e.g., multiple selections are made for one Proposal), your proxy will be voted pursuant to the discretion of the appointed proxies.

Revoking a Proxy. You may revoke any vote that you have submitted at any time before voting is declared closed at the meeting. A proxy may be revoked by (i) voting at the meeting in person; (ii) executing and delivering a subsequent proxy; (iii) submitting another timely and later dated proxy by telephone or the internet; or (iv) delivering a written statement to the Corporate Secretary of the Company revoking the proxy.

Beneficial Ownership. A beneficial owner holds shares of our common stock not in its own name, but rather through a bank, broker, trustee, nominee, or other institution. If you are a beneficial owner and an institution held, on your behalf, shares of our common stock on the record date of March 20, 2013, you are entitled to vote on the matters described in this Proxy Statement. The institution will provide you with our Proxy Statement and any other solicitation materials, as well as voting instructions. We will reimburse the institution for reasonable expenses incurred in connection with this solicitation. You will need to obtain a valid proxy from the institution if you intend to vote your shares in person by attending our meeting. If you do not provide your broker with voting instructions, your broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a broker non-vote). The ratification of the appointment of our independent registered public accounting firm (Proposal 3) is a “discretionary” item. The election of directors (Proposal 1) and approval of the Omnibus Equity Plan (Proposal 2) are “non-discretionary” items. Broker non-votes will have no effect on the outcome of the election of directors (Proposal 1) or approval of the Omnibus Equity Plan (Proposal 2).

Quorum. In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock outstanding on our record date. Shares of common stock represented at the meeting in person or by proxy will be counted for the purpose of determining whether a quorum exists. If you abstain or withhold your vote, your shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will be counted as present at the meeting for quorum purposes, but not voted. The Company’s Inspector of Elections will tabulate the votes and determine whether a quorum is present.

Annual Report. The 2012 Annual Financial Report and Shareholder Letter which contains our Annual Report on Form 10-K for the year ended December 31, 2012 (“Annual Report”), is enclosed with this Proxy Statement. The Annual Report provides financial information to our stockholders. The Annual Report is not, and shall not be deemed to be, “soliciting material,” or to be “filed” with the SEC nor shall this information be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

MATTERS TO BE VOTED ON AT THE MEETING

Election of Directors (Proposal 1)

At the conclusion of the meeting, the entire Board of Directors of the Company will consist of twelve directors. The Board is divided into three classes, with the directors of each class elected to serve three-year terms.

At the 2013 Annual Meeting, four Class II directors will be elected to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors has nominated the following candidates for election to serve as directors: Ralph J. Adkins, Richard Bernstein, Paul L. Maddock, Jr. and Michael P. McMasters. J. Peter Martin will not seek re-election pursuant to the age provisions set forth in the Company’s Bylaws. Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting. A stockholder may authorize a proxy to vote his or her shares on the election of directors. A proxy that withholds authority to vote for a particular nominee will not count either for or against the nominee.

Information Concerning Nominees and Continuing Directors; Board Diversity and Director Attributes, Experience and Skills. The following information sets forth the principal occupation and employment of each director, the name and principal business of any such employer, certain other affiliations, and additional business experience attained by each director and nominee during the past five years. This information has been provided to us by each nominee for election as a director and for each director whose term will continue following the meeting.

Prior to nominating directors, the Corporate Governance Committee conducts an interview of each candidate selected and considers the criteria set forth under the Director Nomination Process. The Corporate Governance Committee considers each individual candidate in the context of the Board as a whole with the objective of nominating individuals who the Corporate Governance Committee believes will contribute to the Company’s success as a result of their education, job experience, industry knowledge, market knowledge and expertise. The Corporate Governance Committee seeks individuals who demonstrate integrity, judgment, leadership and decisiveness in their business dealings. The Corporate Governance Committee also seeks individuals who, with the other directors, will give the Board a diverse combination of skills and attributes that complement the nature of our business and support the Company’s long-term strategic focus. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance. The Board reflects a broad range of leadership, professional skills and experience; corporate governance and board service experience; experience in the markets in which we conduct business; economic and financial expertise; industry experience; public affairs experience; and entrepreneurism which, when taken as a whole, have been invaluable in the execution of our strategic plan.

Nominees for Election

Class II Directors (Terms Expire in 2016)

Ralph J. Adkins Director since 1989

Position, Principal Occupation and Business Experience:

Mr. Adkins, age 70, has served as Chair of the Board of Directors of Chesapeake since 1997. He held the position of Chief Executive Officer of the Company from 1990 to 1999. During his tenure with the Company Mr. Adkins also served as President, Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President, Treasurer and Chief Accountant. Mr. Adkins is a former director of PNC Bank, Delaware, former Chair of Bayhealth Foundation, and former Chair of the Board of Trustees of the Delaware Public Employees’ Retirement System.

Key Attributes, Experience and Skills:

Mr. Adkins dedicated more than four decades of his career to the Company, securing significant Company and utility experience that gives him a solid foundation to lead the Board. His in-depth knowledge of the Company’s business operations, customers, competition, strategic direction and regulatory environment is valuable to the Company. Mr. Adkins gained additional knowledge on local market demographics and growth projections that have benefited the Company in identifying growth opportunities while serving as a Director of PNC Bank, Delaware. Mr. Adkins has also established personal and professional relationships throughout the Delmarva Peninsula, which encompasses the Company’s Delaware, Maryland and Virginia energy operations.

Richard Bernstein Director since 1994

Position, Principal Occupation and Business Experience:

Mr. Bernstein, age 70, is President and Chief Executive Officer of LWRC International, LLC, a developer and manufacturer of rifles and carbines. He was owner, President and Chief Executive Officer of BAI Aerosystems, Inc. prior to it being acquired in 2004. Mr. Bernstein is active in the oversight of several private businesses in which he is a major stockholder, including: REB Holdings, Inc., a technology consulting company; Salisbury Inc., a manufacturer of pewter and silver; and MaTech, Inc., a machining company. He is also a partner in the Waterside Village development in Easton, Maryland. Mr. Bernstein served on Maryland’s Economic Development Commission from 2009 to 2012. He has also served on boards for several colleges and universities and currently serves on the advisory board of M&T Bank.

Key Attributes, Experience and Skills:

Mr. Bernstein is an established entrepreneur and oversees several private businesses, including a technology consulting company. Over the course of his career, he has initiated and successfully sold several start-up businesses. Mr. Bernstein’s experience has provided him with in-depth knowledge of product design and development, manufacturing techniques, technology, marketing and sales. These attributes have been valuable as the Company has invested in new business opportunities or considered new sales and marketing programs to promote its products and services. In starting new businesses, Mr. Bernstein has been responsible for attracting and incentivizing new management. As Chair of the Compensation Committee, he is responsible for leading the development and implementation of compensation pay practices and programs for the Company’s executive management.

Paul L. Maddock, Jr. Director since 2009

Position, Principal Occupation and Business Experience:

Mr. Maddock, age 63, is a Trustee and President of The Maddock Companies, a diversified real estate development, investment and securities holding company with operations in Palm Beach and Martin Counties, Florida. He currently serves on the Board, Corporate Governance and Compensation Committees of the W.C. & A.N. Miller Company. Mr. Maddock served on the Florida Public Utilities Company (“FPU”) Board of Directors from 1998 until the merger with Chesapeake in 2009. He served as a member of FPU’s Audit, Compensation, and Executive Committees. Mr. Maddock has served on the Board of Directors of Lydian Bank and Trust since 2003 and was past Chair of the Audit Committee and a past member of the Executive Committee. He has also served on the Board of Directors of PRB Energy, Inc.; Wachovia Bank of Florida; 1st United Bank and Trust; and Island National Bank and Trust. Within the community, Mr. Maddock serves as President of THRIFT, Inc., a Palm Beach charity organization, and as a former director of Good Samaritan Hospital.

Key Attributes, Experience and Skills:

Mr. Maddock joined the Board in 2009 in connection with the Company’s consummation of the merger with FPU. Mr. Maddock’s professional experience with real estate development companies has provided him with in-depth knowledge of the Florida economy. Mr. Maddock has gained additional knowledge of the Florida economy though his service as a director of Lydian Bank and Trust, as well as his involvement within the Florida community. Mr. Maddock has extensive public company and utility experience not only as a former director of FPU, but also as a former director of PRB Energy, Inc., a natural gas exploration and distribution company.

Michael P. McMasters Director since 2010

Position, Principal Occupation and Business Experience:

Mr. McMasters, age 54, is President and Chief Executive Officer of Chesapeake. He was appointed Chief Executive Officer effective January 1, 2011. He was appointed as President and elected as a director of the Company in March 2010. Mr. McMasters is responsible for execution of the Company’s strategic plan and providing leadership and oversight of the Company’s businesses. Mr. McMasters previously served as Executive Vice President and Chief Operating Officer of the Company from 2008 to 2010. Mr. McMasters joined the Company in 1980. During his tenure with the Company he has also served as Chief Financial Officer, Senior Vice President, Vice President, Treasurer, Director of Accounting and Rates, and Controller. Mr. McMasters previously served as Director of Operations Planning for Equitable Gas Company. He is a member of the Delaware Business Roundtable.

Key Attributes, Experience and Skills:

Mr. McMasters has served in numerous capacities in his thirty-two years of experience with the Company, most recently as Chief Executive Officer. Mr. McMasters’ experience, leadership skills and vision have been significant in the execution of the Company’s strategic plan and implementation of key corporate policies. Mr. McMasters’ strategic foresight has played a key role in the execution of the Company’s growth strategy as evidenced by the Company’s continued growth both organically and through acquisitions. Under Mr. McMasters’ leadership, the Company has continued to generate strong earnings growth. Mr. McMasters’ thirty-four years of experience in the utilities industry has provided him with in-depth financial and regulatory experience which has been valuable in the development and implementation of the Company’s financial discipline and strategic plans.

Continuing Directors Class III Directors (Terms Expire in 2014)

Thomas J. Bresnan Director since 2001

Position, Principal Occupation and Business Experience:

Mr. Bresnan, age 60, is owner and President of the Accounting & Business School of the Rockies, a post-secondary vocational school specializing in Accounting, Business and Computer Proficiency Certificate Programs. From 2008 to 2012 he served as a majority shareholder, President and Chief Executive Officer of Schneider Sales Management, LLC, a provider of sales consulting and skills assessment services and a publisher of proprietary sales training materials. From 1999 to 2006, Mr. Bresnan was Chief Executive Officer of New Horizons Worldwide, Inc., an information technology training company in Anaheim, California. At New Horizons Worldwide, Inc. he also served as President and was on the Board of Directors from 1993 to 2006. Prior to his employment with New Horizons Worldwide, Inc., he was President of Capitol American Life Insurance in Cleveland, Ohio. Mr. Bresnan began his professional career at Arthur Andersen & Co.

Key Attributes, Experience and Skills:

Mr. Bresnan has extensive executive management experience. He continues to build on his management experience in his current role as owner and President of the Accounting & Business School. He has gained experience in various sales skills and marketing techniques in his role as head of Schneider Sales Management. In addition, Mr. Bresnan gained in-depth knowledge of the technology industry during his tenure as Chief Executive Officer of New Horizons Worldwide, Inc. He also gained experience in consummating acquisitions and facilitating the post-acquisition integration process. Mr. Bresnan served as a manager with a former public accounting firm and Chief Financial Officer at Capitol American Finance. His experience in these roles has been a valuable asset both on the Board and as the Chair of the Audit Committee. These positions, coupled with his leadership roles, have given him the experience needed to lead the Audit Committee in its oversight role regarding the reporting of the Company’s results of operations, the effectiveness of its internal controls, risk management, and compliance with regulations. Mr. Bresnan qualifies as an audit committee financial expert under the SEC rules.

Joseph E. Moore Director since 2001

Position, Principal Occupation and Business Experience:

Mr. Moore, age 70, is a partner with the law firm of Williams, Moore, Shockley and Harrison, LLP. He serves as a director of Calvin B. Taylor Banking Co. and Chair of the Board of Zoning Appeals for the Town of Berlin, Maryland. Mr. Moore is a member of the Board of Trustees of the Worcester Preparatory School, and a member of the Board of Trustees of the Maryland Historical Society. He is also a director of the Ocean City Museum Society, Inc. Mr. Moore previously served in numerous business and community capacities in the State of Maryland, including: State’s Attorney for Worcester County; Attorney for Worcester County Board of Zoning Appeals; Attorney for the Town of Berlin; and as a member of the Board of Governors of the State of Maryland Bar Association. He has been appointed by the Maryland Court of Appeals as Co-Chair of the First Appellate Circuit Character Committee of the Maryland State Board of Law Examiners. Mr. Moore is a Fellow of the American College of Trial Lawyers.

Key Attributes, Experience and Skills:

Mr. Moore is well-established in the Maryland legal community and has been instrumental in guiding the Company on Maryland legislative and regulatory matters, as well as corporate governance practices. He has served in numerous business and community capacities in our Delmarva operating territory, including as State’s Attorney for Worcester County and the Board of Governors of the State of Maryland Bar Association. Mr. Moore also serves as a director of Calvin B. Taylor Banking Co., where he has gained additional knowledge on market demographics and growth projections for the southern portion of the Delmarva Peninsula. He has significant market knowledge on the Eastern Shore of Maryland, including the local political environment.

Dianna F. Morgan Director since 2008

Position, Principal Occupation and Business Experience:

Ms. Morgan, age 61, retired in 2001 from a long career with the Walt Disney World Company where she served as Senior Vice President of Public Affairs and Senior Vice President of Human Resources. During her tenure at Walt Disney World Company, she oversaw the Disney Institute—a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world. She was appointed to the University of Florida Board of Trustees and served from 2001 to 2011 and as Chair from 2007 to 2009. She currently serves on the Board of Directors of CNL Bancshares, Inc. and the Board of Trustees for Hersha Hospitality Trust. Ms. Morgan is also a member of the Board of Directors of Orlando Health and serves as past Chair of the national board for the Children’s Miracle Network.

Key Attributes, Experience and Skills:

Ms. Morgan has extensive experience serving as a board member of both private and public companies. Ms. Morgan’s previous experience overseeing the Disney Institute, which provides leading professional development programs, and serving as Senior Vice President of Human Resources for Walt Disney World Company have provided extensive knowledge of leadership development programs and organizational culture. In addition, Ms. Morgan’s experience as Senior Vice President of Public Affairs for Walt Disney World Company has provided her with a solid foundation in media relations and government relations. As an accomplished senior manager at Walt Disney World Company in these various areas, Ms. Morgan brings “best practice” expertise in human capital and the customer experience.

John R. Schimkaitis Director since 1996

Position, Principal Occupation and Business Experience:

Mr. Schimkaitis, age 65, has served as Vice Chair of the Board of Directors of Chesapeake since March 2010. He held the position of Chief Executive Officer of the Company from January 1999 until his retirement in January 2011. Mr. Schimkaitis served as President of the Company from 1997 until 2010. During his tenure with the Company Mr. Schimkaitis also served as Chief Operating Officer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, and Assistant Secretary.

Key Attributes, Experience and Skills:

Mr. Schimkaitis has thirty-eight years of experience in the utilities industry, twenty-five years of which were spent in key management roles within the Company. Mr. Schimkaitis’ leadership of the Company from 1999 to 2011 was a period of tremendous growth and diversification. In 2009, Mr. Schimkaitis successfully led the Company through the consummation of the merger with FPU, the largest acquisition in the Company’s history. Mr. Schimkaitis’ knowledge of the utility industry, the Delmarva and Florida markets, as well as his leadership skills have been invaluable to the success of the Company, driving the growth of the Company from a $95 million market capitalization company in 1999 to approximately $395 million at the end of 2010.

Class I Directors (Terms Expire in 2015)

Eugene H. Bayard Director since 2006

Position, Principal Occupation and Business Experience:

Mr. Bayard, age 66, is a partner with the law firm of Morris James Wilson Halbrook & Bayard in Georgetown, Delaware. He was a partner with the predecessor law firm of Wilson, Halbrook & Bayard where he has served clients since 1974. Mr. Bayard serves in numerous business and community board capacities including: Sussex County Advisory Board for Wilmington Savings Fund Society (“WSFS”); Delaware Wild Lands, Inc.; Delaware State Fair, Inc.; Chair of Harrington Raceway, Inc.; Mid-Del Charitable Foundation; Delaware Volunteer Firefighter’s Association; O.A. Newton & Son Company; and J.G. Townsend Jr. and Company. Mr. Bayard previously served on the Southern Delaware Advisory Committee for the Delaware Community Foundation.

Key Attributes, Experience and Skills:

Mr. Bayard is well-established in the Delaware legal community where a majority of corporations are incorporated. He has been instrumental in guiding the Company on Delaware legislative and regulatory matters, as well as corporate governance practices. Mr. Bayard has established personal and professional relationships throughout the Delmarva Peninsula, including his service as a board member of the organizations listed above, that are beneficial to the growth and development of the areas within the Company’s Delmarva Peninsula operations.

Thomas P. Hill, Jr. Director since 2006

Position, Principal Occupation and Business Experience:

Mr. Hill, age 64, retired in 2002 from Exelon Corporation in Philadelphia, Pennsylvania, where he served as Vice President of Finance and Chief Financial Officer of Exelon Energy Delivery Company. Exelon Corporation is an electric utility, providing energy generation, power marketing and energy delivery. Prior to the PECO Energy and Unicom Corporation merger, out of which Exelon Corporation evolved, Mr. Hill was Vice President and Controller for PECO Energy, where he had been employed since 1970 in various senior financial and managerial positions. Mr. Hill serves as a trustee of Magee Rehabilitation Hospital and the Magee Rehabilitation Foundation. He also serves as a member of the Audit Committee for Jefferson Health System, Inc., a Pennsylvania non-profit corporation.

Key Attributes, Experience and Skills:

Mr. Hill has extensive experience in the energy industry, serving in various senior financial and managerial positions at PECO Energy and Exelon Corporation. Through his professional experiences, Mr. Hill has obtained an in-depth knowledge of regulation and energy delivery which has supplemented his engineering training. Mr. Hill also gained financial expertise through his previous roles as Chief Financial Officer of Exelon Energy Delivery Company, and Controller of PECO Energy. He currently serves as a member of the Audit Committee for Jefferson Health System, Inc., which has increased his Audit Committee expertise. With his background in engineering, finance, regulation and utility operations, Mr. Hill brings broad and in-depth utility knowledge to the Board. Mr. Hill qualifies as an audit committee financial expert under the SEC rules.

Dennis S. Hudson, III Director since 2009

Position, Principal Occupation and Business Experience:

Mr. Hudson, age 57, is Chair and Chief Executive Officer of Seacoast National Bank, and Seacoast Banking Corporation of Florida. He has served as Chair of Seacoast Banking Corporation since 2005 and as Chief Executive Officer since 1998. He has served as Chair and Chief Executive Officer of Seacoast National Bank since 1992. He has served as a director of both organizations’ since 1983. Mr. Hudson has also held various other positions in these organizations, including President, Executive Vice President and Chief Operating Officer. Mr. Hudson served on FPU’s Board of Directors from 2005 until the merger with Chesapeake in 2009. He served as a member of FPU’s Audit Committee. Mr. Hudson is actively involved in the community serving on the Board of Directors of United Way of Martin County and Visiting Nurses Association of Florida. He previously served on the Miami Board of Directors of the Federal Reserve Bank of Atlanta, Board of Helping People Succeed, and as Chair of the Economic Council of Martin County.

Key Attributes, Experience and Skills:

Mr. Hudson joined the Board in 2009 in connection with the Company’s consummation of the merger with FPU. Mr. Hudson has extensive public company and leadership experience not only as a former director of FPU, but also in his current role as Chair and Chief Executive Officer of Seacoast National Bank, and Seacoast Banking Corporation of Florida. Mr. Hudson has a strong finance background, having previously served on the Miami Board of Directors of the Federal Reserve Bank of Atlanta and as Chair of the Economic Council of Martin County, Florida. Mr. Hudson also has a solid understanding of the Florida market. Mr. Hudson qualifies as an audit committee financial expert under the SEC rules.

Calvert A. Morgan, Jr. Director since 2000

Position, Principal Occupation and Business Experience:

Mr. Morgan, age 65, currently serves as a director of WSFS Financial Corporation and its principal subsidiary, WSFS, since 2004. He is also Vice Chair of WSFS. Mr. Morgan served as Special Advisor to WSFS Financial Corporation from 2004 to 2009. He is the retired Chair of the Board, President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware. Mr. Morgan has served in numerous business and community board capacities, including as a current member of Delaware Business Roundtable and trustee of Christiana Care Corporation. Mr. Morgan is a member of the Delaware Economic and Financial Advisory Council.

Key Attributes, Experience and Skills:

Mr. Morgan has an established professional career with over 40 years in the banking industry. He has public company experience serving as a director and former Special Advisor to WSFS Financial Corporation. Mr. Morgan’s previous position as Chair, President, and Chief Executive Officer of PNC Bank, Delaware provided in-depth management experience combined with significant knowledge of our Delmarva market. His management experience and market knowledge, coupled with serving on another public company board, has provided Mr. Morgan with the appropriate blend of skills to lead the Corporate Governance Committee. His membership on the Delaware Economic and Financial Advisory Council, and his previous leadership role on the Delaware Business Roundtable give him further insight on issues facing both the current and future business and economic climate of Delaware.

If, prior to the election, any of the nominees become unable or unwilling to serve as a director of the Company (an eventuality that we do not anticipate), all proxies will be voted for any substitute nominee who may be designated by the Board of Directors pursuant to the recommendation of the Corporate Governance Committee.

PROPOSAL 1—THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Omnibus Equity Plan (Proposal 2)

The Board of Directors approved the 2013 Stock and Incentive Compensation Plan (the “2013 Omnibus Equity Plan”) on March 6, 2013, subject to stockholder approval. Approval of the 2013 Omnibus Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote at the meeting. The complete text of the 2013 Omnibus Equity Plan, including the definition of certain terms used in the following summary information, is set forth in Appendix A to this Proxy Statement. Stockholders are urged to review the text of the 2013 Omnibus Equity Plan together with the following information, which is qualified in its entirety by reference to Appendix A.

Approval of the 2013 Omnibus Equity Plan will allow the Company to continue to provide a competitive compensation program that seeks to attract and retain exceptional executive officers, directors and employees of the Company and motivate those individuals responsible for the growth and success of the Company. The 2013 Omnibus Equity Plan also enhances stockholder value by linking a portion of the compensation of executive officers, directors and employees of the Company to increases in the price per share of our common stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to our continued success and progress.

We currently award equity compensation to our directors pursuant to the Directors Stock Compensation Plan, to our executive officers and other key employees pursuant to the 2006 Performance Incentive Plan and to our employees pursuant to the Employee Stock Award Plan. As of December 31, 2012, the total number of shares underlying outstanding awards under the Directors Stock Compensation Plan, the 2006 Performance Incentive Plan and the Employee Stock Award Plan (collectively, the “Current Plans”) was 84,645.

As of December 31, 2012, the total number of shares of common stock available for future equity awards under the Directors Stock Compensation Plan, the 2006 Performance Incentive Plan and the Employee Stock Award Plan were 12,311, 317,785 and 23,100, respectively. Based upon the current average annual rate at which we have issued equity awards to participants under our Current Plans, we estimate that the shares available for future awards under the Current Plans will be insufficient to support awards granted after 2013. The 2013 Omnibus Plan will replace the Current Plans for purposes of awards made after the date the 2013 Omnibus Plan is approved by the stockholders.

The Board of Directors recommends a vote in favor of the adoption of the 2013 Omnibus Equity Plan. Unless otherwise indicated the shares represented by the enclosed proxy will be voted FOR such proposal.

Significant Features of the 2013 Omnibus Equity Plan

The 2013 Omnibus Equity Plan is an “omnibus” plan that provides for several different kinds of awards. Significant features of the 2013 Omnibus Equity Plan include the following:

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A maximum of 475,000 shares are proposed to be available for equity and equity-based award grants, (which number will be reduced by the number of shares subject to awards made after December 31, 2012 under the Current Plans). The 2013 Omnibus Equity Plan does not have an “evergreen” feature. Accordingly, any increase in the number of authorized shares would require stockholder approval.

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Limits, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), on awards per employee are (i) 75,000 shares in a single calendar year with respect to stock options or stock appreciation rights, (ii) 50,000 shares in a single calendar year with respect to stock awards, stock unit awards and other stock-based awards that are intended to comply with the performance-based exception, and (iii) $3,000,000 in a single calendar year (or other 12 month period) in the performance period with respect to the grant of an award denominated in cash that is intended to comply with the performance-based exception.

•	Limits on awards to non-employee directors during any single calendar year are (i) 4,000 shares or (ii) $200,000 in Grant Date Fair Market Value, whichever is greater.

•	Re-pricing of stock options and stock appreciation rights is prohibited without stockholder approval.

•	Discounted stock options and stock appreciation rights and reload option grants are prohibited.

•	The aggregate fair market value of shares for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000.

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Shares delivered to the Company (or withheld upon settlement) in payment of the award purchase price or tax withholding obligation, as well as shares cancelled, forfeited, expired or settled in cash again be available for grant under the 2013 Omnibus Equity Plan on a one-for-one basis.

•	The 2013 Omnibus Equity Plan provides for “double trigger” change-in-control vesting for awards assumed or substituted by the successor to the Company.

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Dividends are not paid with respect to shares that vest based on the achievement of performance goals prior to the date the performance goals are satisfied, and then only with respect to the number of shares actually earned.

Summary of the 2013 Omnibus Equity Plan

General

The purpose of the 2013 Omnibus Equity Plan is to enhance stockholder value by linking the compensation of executive officers, directors and employees of the Company to increases in the price of our common stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The 2013 Omnibus Equity Plan is also intended to assist the Company in the recruitment of new employees, and to motivate, retain and encourage such employees and directors to act in the stockholders’ interest and share in the Company’s success.

Employees of the Company and its affiliates are eligible to receive awards under the 2013 Omnibus Equity Plan, including all of the Company’s executive officers and, as of December 31, 2012, approximately 738 other employees. Non-employee directors and consultants are also eligible for awards under the 2013 Omnibus Equity Plan. Incentive stock options may only be granted to employees of the Company and of any other entity in which the Company, directly or indirectly, holds 50% or more of the total combined voting power of such entity.

The 2013 Omnibus Equity Plan authorizes the issuance or transfer of 475,000 shares of our common stock, less one share for every one share granted under any of our Current Plans after December 31, 2012. The 2013 Omnibus Equity Plan permits grants to be made from time to time as nonqualified stock options, incentive stock options, stock appreciation rights, stock awards (including restricted shares and performance shares), stock unit awards (including restricted stock units and performance stock units), and other stock-based awards. The grant of any award decreases the aggregate number of shares authorized for issuance or transfer by one share, regardless of the type of award. The 2013 Omnibus Equity Plan will become effective upon approval by the Company’s stockholders, and will terminate ten years after such approval.

The 2013 Omnibus Equity Plan will be administered by the Board of Directors, a committee designated by the Board of Directors and/or their respective delegates. It is expected that the 2013 Omnibus Equity Plan will be administered by the Compensation Committee. The administrator has the authority, among other things, to determine the individuals to whom awards may be granted, determine the number of shares of common stock covered by any award, determine the type and the terms of any award granted (consistent with the terms of the 2013 Omnibus Equity Plan), approve forms of award agreements, construe and interpret the terms of the 2013 Omnibus Equity Plan, adopt rules and procedures for administration of the 2013 Omnibus Equity Plan, and modify or amend awards, subject to certain limitations. The administrator may delegate day-to-day administration of the 2013 Omnibus Equity Plan to one or more individuals.

In order to meet the requirements of Section 162(m) of the Internal Revenue Code and rules under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), awards to covered employees under the 2013 Omnibus Equity Plan will be made by a committee consisting of at least two “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” as defined for purposes of Section 16 of the Exchange Act. The authority to approve awards to employees, other than employees subject to Section 162(m) of the Internal Revenue Code or Section 16 of the Exchange Act, may be delegated to one or more directors or officers of the Company.

Types of Awards

Stock Options and Stock Appreciation Rights. The 2013 Omnibus Equity Plan authorizes grants of stock options (which may be either incentive stock options eligible for special tax treatment or nonqualified stock options) and stock appreciation rights. The aggregate fair market value of shares for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000.

Under the provisions of the 2013 Omnibus Equity Plan authorizing the grant of stock options, the term of the option cannot be longer than 10 years from the date of the grant, and the exercise price may not be less than 100% of the fair market value of the shares of common stock on the date of the grant. At the time of exercise of a stock option, the option price must be paid in full in cash, by check or wire transfer, in shares of our common stock that are transferred or withheld by us, in consideration received by the Company under a broker-assisted sale and remittance program acceptable to the administrator and in compliance with applicable law, by such other consideration and method of payment to the extent permitted by applicable law, or any combination of these methods. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, extraordinary cash dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, or disaffiliation), the repricing of options and stock appreciation rights (i.e., reducing the exercise price) and the cancellation of outstanding options and stock appreciation rights in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original award is not permitted under the 2013 Omnibus Equity Plan without approval of the Company’s stockholders.

The 2013 Omnibus Equity Plan permits the grant of stock appreciation rights related to a stock option (or other award) (a “tandem stock appreciation right”), either at the time of the option grant or thereafter during the term of the option, or the grant of stock appreciation rights separate and apart from the grant of an option (a “freestanding stock appreciation right”). Generally, stock appreciation rights entitle the grantee, upon exercise of stock appreciation rights, to receive, in cash or shares of common stock (as determined by the administrator), value equal to, or otherwise based on, the excess of the fair market value (on the date of exercise) of a specified number of shares of common stock over the aggregate exercise price of the rights, as established by the administrator on the date of grant (which exercise price will not be less than the fair market value of the shares of common stock related to the rights). Payments by us in respect of tandem stock appreciation right or freestanding stock appreciation rights may be made in shares of our common stock, in cash, or partly in cash and partly in shares of common stock, as the administrator may determine. The term of stock appreciation rights granted under the 2013 Omnibus Equity Plan cannot be longer than 10 years from the date of grant.

Stock Awards, Stock Unit Awards and Other Stock-Based Awards. Under the 2013 Omnibus Equity Plan, the administrator may grant participants stock awards, which entitle a participant to receive a certain number of shares of our common stock upon satisfaction of such vesting and other conditions as may be determined by the administrator upon grant. The administrator may also grant participants stock unit awards, which entitle a participant to receive an amount equivalent to the fair market value of a certain number of shares of our common stock, payable in cash, property or shares of common stock upon satisfaction of such vesting and other conditions as may be determined by the administrator upon grant. The administrator may also grant participants other stock-based awards, which include any other type of equity-based or equity-related award, as well as performance based cash awards.

Stock awards, stock unit awards and other stock-based awards are subject to terms and conditions determined by the administrator and set forth in an award agreement, including conditions on vesting. These conditions may include continued employment by the Company or an affiliate, or achievement of performance conditions specified by the administrator.

Performance-Based Compensation Awards

The administrator will specify if all or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to the company’s chief executive officer or any of the three most highly compensated executive officers other than the chief executive officer or the principal financial officer. Certain performance-based compensation is specifically exempt from this deduction limit. One of the requirements for performance-based compensation to qualify for this exemption is that it must be granted under a shareholder-approved compensation plan that provides a limit on the number of shares and a cap on the maximum cash compensation that may be granted to any one individual under the plan. Awards that meet these requirements will not be subject to the $1,000,000 limitation on deductible compensation under Section 162(m).

The performance criteria applicable to such awards must be based on one or more qualifying performance criteria set forth in the 2013 Omnibus Equity Plan. These qualifying performance criteria include: (i) basic or diluted earnings per share; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) growth in earnings or earnings per share; (v) stock price or change in stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital or change in working capital; (ix) return on assets or operating assets; (x) return on investments; (xi) revenue or gross profits; (xii) revenue growth; (xiii) earnings before interest, taxes, depreciation and amortization; (xiv) net income or net income growth; (xv) pretax income before allocation of corporate overhead and bonus; (xvi) operating income or net operating income or operating income growth; (xvii) operating profit or net operating profit (whether before or after taxes); (xviii) operating margin or operating margin growth; (xix) return on operating revenue; (xx) working capital or net working capital; (xxi) any other Generally Accepted Accounting Principles (“GAAP”) financial measures; (xxii) market share; (xxiii) capital expenditures; (xxiv) capital expenditures as a percentage of total capitalization; (xxv) overhead or other expense or cost reduction; (xxvi) growth in shareholder value relative to the moving average of a peer group or equity market index; (xxvii) credit rating; (xxviii) asset quality; (xxix) cost saving levels; (xxx) core non-interest income; (xxxi) strategic plan development and implementation; (xxxii) improvement in workforce diversity; (xxxiii) customer satisfaction; (xxxiv) employee satisfaction; (xxxv) management succession plan development and implementation; and (xxxvi) employee or customer retention. To the extent that any award (other than stock options and stock appreciation rights) is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be one of the criteria listed above. In addition, the administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the administrator to exercise discretion to reduce but not increase payment amounts following the conclusion of the performance period).

Dividends

The administrator may provide for payment of dividends or dividend equivalents on the shares of common stock subject to an award (other than options and stock appreciation rights) prior to vesting. Dividends or dividend equivalents are not paid with respect to stock awards, stock unit awards or other stock-based awards that vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the award is earned, and then are only payable with respect to the number of shares or stock units actually earned under the award. These payments may be made in cash, shares of common stock or units, or may be credited to a participant’s account and settled upon vesting of the underlying award. The administrator may, in its discretion, make such payments subject to specified conditions and contingencies.

Transferability

Unless the administrator provides otherwise in the award agreement, awards are not transferable, other than by will or the laws of descent and distribution.

Termination of Employment or Board Membership

The administrator may specify the effect a termination from membership on the Board of Directors or a termination of employment of an employee will have on an award at the time it makes a grant. Unless otherwise determined by the administrator and specified in the award agreement, the 2013 Omnibus Equity Plan provides that the following occurs upon a termination from the Board of Directors or employment. The administrator may also modify these provisions in its discretion after the grant date.

Stock Options and Stock Appreciation Rights. Upon termination from the Board of a non-employee director for any reason, any non-vested options or stock appreciation rights shall be cancelled and forfeited and any vested options and stock appreciation rights shall remain exercisable for a period of one year, or the remaining term of the award, if less. In the case of an employee, if the employee’s employment terminates due to:

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Death or disability — stock options and stock appreciation rights that are vested and exercisable as of the effective date of such termination of employment remain exercisable for three years after the termination of employment due to disability or one year after termination due to death, or in either case, the remaining term of the award, if less;

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Retirement — stock options and stock appreciation rights that are vested and exercisable as of the effective date of retirement after age 65 or after age 60 with at least 10 years of service will remain outstanding for three years or the remaining term of the award, if less; and

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Any other reason — outstanding unvested stock options and stock appreciation rights are cancelled and forfeited; outstanding stock options and stock appreciation rights that have vested prior to termination remain exercisable for ninety days after the date of termination, or their remaining term if less, and thereafter are cancelled and forfeited. If the termination was “for cause,” however, all awards are cancelled and forfeited at termination.

Stock Awards, Unit Awards and Other Stock-Based Awards. Upon termination of employment due to disability, death or retirement or termination from the Board by a non-employee director due to disability or death, a prorated portion of an outstanding unvested stock award and other stock-based award will vest, based upon the number of full months of the applicable performance period, vesting period or other period of restriction that have elapsed as of the end of the month in which the termination occurs. In the event of termination of Board membership or employment for any other reason, all outstanding unvested stock awards and other stock-based awards will be cancelled and forfeited upon termination.

Change of Control Benefits

In the event of a change of control of the Company (as defined in the 2013 Omnibus Equity Plan), unless the administrator has determined otherwise with respect to a particular award:

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All outstanding unvested stock options and stock appreciation rights become fully vested and exercisable, if not assumed, or substituted with a new award by the successor to the Company. If assumed or substituted by the successor to the Company, such unvested stock options and stock appreciation rights shall become fully exercisable and vested if a participant’s employment is terminated within two years following a change of control.

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All restrictions on outstanding unvested stock awards, stock unit awards, and other stock-based awards lapse and these awards become fully vested, and any such awards that are performance-based will be deemed fully earned at the target amount, if not assumed, or substituted with a new award by the successor to the Company. If assumed or substituted by the successor to the Company, any stock awards, stock unit awards and other stock-based awards shall become fully vested if a participant’s employment is terminated (other than a termination for cause) within two years following a change of control, and any performance based award shall be deemed fully earned at the target amount.

If an employee’s employment is terminated within two years after a change of control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option or stock appreciation right that is vested at the time of termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option or stock appreciation right. Any stock award, stock unit award, or other stock-based awards that are assumed by a successor to the Company (or substituted with a new award) become fully vested if the employee’s employment is terminated (other than a termination for cause) within two years following the change of control.

Amendment and Termination of the 2013 Omnibus Equity Plan

The administrator of the 2013 Omnibus Equity Plan may at any time amend, alter or discontinue the 2013 Omnibus Equity Plan or any award made thereunder, subject to approval by the stockholders of the Company to the extent required by applicable law. Unless approved by the stockholders, the administrator may not increase the maximum aggregate number of shares of common stock that may be subject to awards granted under the 2013 Omnibus Equity Plan, reduce the minimum exercise price for stock options or stock appreciation rights or reduce the exercise price of outstanding stock options or stock appreciation rights. No amendment, suspension or termination of the 2013 Omnibus Equity Plan will impair the rights of any participant with respect to an outstanding award without the participant’s consent, unless the administrator determines that (i) the amendment is required or advisable under applicable law, stock exchange requirements or accounting standards, (ii) the amendment is not likely to significantly diminish the benefits provided under the award, or (iii) the amendment is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Capitalization Adjustments

Upon the occurrence of an event that affects the capital structure of the Company (such as a stock dividend, stock split or recapitalization), or a merger, consolidation, reorganization or similar event affecting the Company or its subsidiaries, the Board of Directors or the administrator shall make such substitutions or adjustments as it deems appropriate and equitable. In its discretion, such adjustments may include, without limitation, such proportionate adjustments that it deems appropriate to reflect such change, including the share limitations and the purchase price, kind and number of shares of common stock subject to outstanding equity or equity-based awards.

Deferred Compensation

Unless the administrator determines otherwise, it is intended that no award will be “deferred compensation” for purposes of Section 409A of the Internal Revenue Code. If the administrator determines that an award is subject to Section 409A of the Internal Revenue Code, the terms and conditions governing that award, including rules for elective or mandatory deferral of delivery of cash or shares of common stock and rules relating to treatment of awards in the event of a change of control of the Company, will be set forth in the applicable award agreement and will comply with Section 409A of the Internal Revenue Code.

Tax Matters

The United States federal income tax consequences applicable to the Company and participants in connection with awards under the 2013 Incentive Plan are complex and depend, in large part, on surrounding facts and circumstances. Under current federal income tax laws, a participant will generally recognize income, and the Company will be entitled to a deduction, with respect to stock options, stock appreciation rights, stock awards and other stock-based awards as follows:

Incentive Stock Options

With respect to incentive stock options, in general, for federal income tax purposes under the present law:

(i) Neither the grant nor the exercise of an incentive stock option, by itself, results in income to the employee; however, the excess of the fair market value of the common stock at the time of exercise over the option exercise price is includable in alternative minimum taxable income (unless there is a disposition of the common stock acquired upon exercise of the incentive stock option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the employee.

(ii) If the common stock acquired upon exercise of an incentive stock option is disposed of in a taxable transaction after the later of two years from the date on which the incentive stock option is granted or one year from the date on which such common stock is transferred to the participant, long-term capital gain or loss will be realized by the participant in an amount equal to the difference between the amount realized by the participant and the participant’s basis which, except as provided in (v) below, is the exercise price.

(iii) Except as provided in (v) below, if the common stock acquired upon the exercise of an incentive stock option is disposed of within the two-year period from the date of grant or the one-year period after the transfer of the common stock to the participant (a “disqualifying disposition”):

(a) Ordinary income will be realized by the participant at the time of such disposition in the amount of the excess, if any, of the fair market value of the common stock at the time of such exercise over the option exercise price, but not in an amount exceeding the excess, if any, of the amount realized by the participant over the option exercise price.

(b) Short-term or long-term capital gain will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the common stock at the time of such exercise.

(c) Short-term or long-term capital loss will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the option exercise price over the amount realized.

(iv) No deduction will be allowed to the Company with respect to incentive stock option granted or common stock transferred upon exercise thereof, except that if a disqualifying disposition is made by the participant, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the amount of ordinary income realized by the employee making the disposition.

(v) With respect to the exercise of an incentive stock option and the payment of the option exercise price by the delivery of common stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the employee at that time, the tax basis of the common stock received will be the same as the tax basis of the common stock surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the employee in common stock received will include his holding period in the common stock surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, no taxable income will be realized by the employee at that time; such excess common stock will be considered incentive stock option stock with a zero basis; and the holding period of the employee in such common stock will begin on the date such shares are transferred to the employee. If the common stock surrendered was acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the incentive stock option relating to the surrendered common stock was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the employee will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common stock surrendered over the basis of such common stock. If any of the shares received are disposed of in a disqualifying disposition, the employee will be treated as first disposing of the common stock with a zero basis.

Nonqualified Stock Options (NQSOs)

With respect to NQSOs, in general, for federal income tax purposes under present law:

(i) The grant of a NQSO by itself does not result in income to the grantee.

(ii) Except as provided in (v) below, the exercise of a NQSO (in whole or in part, according to its terms) results in ordinary income to the grantee at that time in an amount equal to the excess (if any) of the fair market value of the common stock on the date of exercise over the option exercise price.

(iii) Except as provided in (v) below, the tax basis of the common stock acquired upon exercise of a NQSO, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common stock on the date of exercise.

(iv) A deduction is allowable to the Company upon the exercise of a NQSO in an amount equal to the ordinary income realized by the grantee upon exercise.

(v) With respect to the exercise of a NQSO and the payment of the option exercise price by the delivery of common stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the grantee at that time, the tax basis of the common stock received will be the same as the tax basis of the common stock surrendered, and the holding period of the grantee in the common stock received will include his or her holding period in the common stock surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the grantee at that time in the amount of the fair market value of such excess common stock; the tax basis of such excess common stock will be equal to the fair market value of such common stock at the time of exercise; and the holding period of the grantee in such common stock will begin on the date such common stock is transferred to the grantee.

Stock Appreciation Rights

The grant of either a tandem stock appreciation right or a freestanding stock appreciation rights will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem stock appreciation right or a freestanding stock appreciation right, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary income to the grantee. The Company will be entitled to a deduction in the same amount and at the same time.

Stock Awards and Stock Unit Awards

A grantee generally will not realize income upon an award of restricted stock or stock units, whether subject to vesting based on continued employment, the lapse of time or the attainment of performance goals. However, a grantee who receives restricted or performance based stock awards or restricted or performance based stock units will realize as ordinary income at the time of the lapse of the applicable restrictions or determination of the award amount, if any, upon satisfaction of the performance conditions, an amount equal to the fair market value of the restricted or performance based stock awards or stock units at the time of such lapse or satisfaction of the performance conditions. Alternatively, a grantee may elect within 30 days of receipt to include as ordinary income on the date of receipt of a restricted stock or stock unit award an amount equal to the fair market value of the common stock underlying such award at that time. At the time the grantee realizes ordinary income, the Company will be entitled to deduct the same amount as the ordinary income realized by the grantee.

Internal Revenue Code Section 162(m)

As discussed above, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the three most highly compensated executive officers other than the chief executive officer or the principal financial officer. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m) of the Internal Revenue Code. Stock options and stock appreciation rights granted under the 2013 Omnibus Equity Plan qualify as “performance-based compensation.” Other awards will be “performance-based compensation” if they are so designated and if their grant, vesting or settlement is subject to the performance criteria described above. Stock awards and other stock-based awards that vest solely upon the passage of time do not qualify as “performance-based compensation.”

Internal Revenue Code Section 409A

To the extent that any award under the 2013 Omnibus Equity Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Internal Revenue Code Section 409A, the Company intends that the terms and administration of such award shall comply with the provisions of such section, applicable Internal Revenue Service guidance and good faith reasonable interpretations thereof.

Applicable taxes will be withheld from all amounts paid in satisfaction of an award to the extent required by law. With respect to equity-based awards, the amount of the withholding will generally be determined with reference to the closing sale price of the shares of the Company’s common stock as reported on the New York Stock Exchange—Composite Transactions reporting system on the date of determination.

The foregoing is only a summary of the effect of U.S. federal income taxation upon grantees and the Company with respect to the grant and exercise of stock options, stock awards, stock unit awards, other stock-based awards and stock appreciation rights under the 2013 Omnibus Equity Plan. It is not intended as tax advice to grantees participating in the 2013 Omnibus Equity Plan, who should consult their own tax advisors. It does not purport to be a complete description of the tax consequences under all circumstances, nor does it describe the tax laws of any municipality, state or foreign country in which the grantee’s income or gain may be taxable.

PROPOSAL 2—THE BOARD OF DIRECTORS RECOMMENDS A

VOTE FOR ADOPTION OF THE 2013 OMNIBUS EQUITY PLAN.

Ratification of Independent Registered Public Accounting Firm (Proposal 3)

The Audit Committee’s Charter sets forth the Committee’s responsibility for the appointment and oversight of our independent registered public accounting firm, as well as the approval of their compensatory arrangements. On November 5, 2012, the Audit Committee approved the reappointment of ParenteBeard LLC (“ParenteBeard”) to serve as our independent registered public accounting firm for 2013.

Although the New York Stock Exchange (“NYSE”) listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing you with the means to express your view on this matter. While this vote is not binding, in the event that stockholders fail to ratify the appointment of ParenteBeard, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

A representative from ParenteBeard will be present at the Annual Meeting and available to respond to appropriate questions. A formal statement will not be made.

PROPOSAL 3—THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF PARENTEBEARD AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

CORPORATE GOVERNANCE

Board Leadership Structure. As of the date of this Proxy Statement, the positions of Chair of the Board and Chief Executive Officer are held by two different individuals. The Board of Directors (the “Board”) is led by the Chair of the Board, who is elected annually by the Board in accordance with our Bylaws. At its meeting on May 2, 2012, the Board elected Ralph J. Adkins to serve as our non-executive, independent chair. Mr. Adkins has served as our Chair since 1997 and has performed the responsibilities prescribed to him by the Board and those set forth in the Corporate Governance Guidelines, including establishing the agenda for and leading Board meetings, facilitating communications among Board members and communications between the Board and the Chief Executive Officer outside of Board meetings. At its meeting on May 2, 2012, the Board appointed John R. Schimkaitis to serve as our non-executive Vice Chair of the Board. He has served as our Vice Chair since 2010. In this role, Mr. Schimkaitis assists the Chair of the Board and performs other duties as prescribed to him by the Board. The Board has determined that the current separation of Chair of the Board and Chief Executive Officer is appropriate as it provides an effective balance between oversight of management and day-to-day leadership. Mr. Adkins has extensive experience in the utility industry and explicit knowledge about the Company and its businesses which has been advantageous in leading the Board in the performance of its duties; while allowing our Chief Executive Officer to execute the Company’s strategic plan and provide day-to-day leadership. The Board may, at a future date, combine the Chair and Chief Executive Officer roles if the Board determines that such a leadership structure would be appropriate.

Board’s Role in Risk Oversight. The Board and management recognize that effectively monitoring and managing risk are essential to the successful execution of the Company’s strategy. The Board maintains an oversight role with respect to risk management and is ultimately responsible for ensuring that the Company’s risk management framework is sufficient given the risks present in the Company’s business activities. The Company’s risk management framework includes the following components: risk identification, risk assessment, risk management and monitoring and communication. During the risk identification process, risk heat maps are developed and shared with senior management, the Audit Committee, and the Board. The risk heat maps reflect a variety of risks that the Company faces, including strategic, operational, compliance and financial risks that may affect the operations and/or financial performance of our businesses. During the risk management process, appropriate actions are identified to manage the specific risk, and processes are established to continually monitor identified risks.

Senior management is involved in the decision-making process, is aware of the known risks and is intimately involved in the monitoring and mitigation of the identified risks. As part of its responsibilities, senior management updates the Board or Audit Committee, as appropriate, on the monitoring and mitigation of identified risks and the Board and/or Audit Committee provides direction to management as it deems appropriate. The Company’s executive officers report to the Board regularly regarding financial and investment decisions, strategic plan initiatives, and other activities that may involve material risks that the Company may face. Board members remain informed on industry trends, Company-wide strategic initiatives, key financial barometers and other matters relevant to the Company and its businesses. This provides the Board members with a comprehensive understanding of our initiatives, and allows the Board to effectively oversee our strategic planning and budgeting processes, including consideration and evaluation of the various risks associated with the Company, its businesses and its strategic initiatives. Management has prepared a presentation for the Board on the Company’s risk management process, including the risk heat maps and a comparison of risks identified by industry peer groups, and has provided updates regarding risks related to the Company and its operations.

In addition to the Board’s general oversight role, the Audit, Compensation and Corporate Governance Committees focus on specific risks. The Audit Committee reviews and discusses with management the Company’s guidelines and policies that govern the process by which risk assessment and risk management activities are undertaken. The Audit Committee also reviews with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee approved the Company’s formal Global Risk Management Policy which outlines the Company’s risk management framework and serves to guide the Company’s overall risk management process. The Audit Committee has been closely involved in implementing the plan associated with the Global Risk Management Policy. The Audit Committee receives updates and documents on this plan, including the Company’s short-term and long-term risk assessments and risk heat maps that reflect the Company’s most significant risks as discussed above. Formal risk identification, evaluation and monitoring steps are completed by the Company and reviewed with the Audit Committee, prior to finalizing the risk assessment and risk heat maps. In 2012, the Audit Committee also began reviewing the Company’s insurance program and various coverages, which serves to mitigate some of the Company’s key risks. The Audit Committee regularly reports to the Board as a whole regarding these matters. The Compensation Committee focuses on our compensation program and ensures the program appropriately incentivizes short-term and long-term financial and operational performance, without encouraging unnecessary risk. The Corporate Governance Committee focuses on matters relating to board composition and ensures that the Board is comprised of directors with a broad range and diverse mix of expertise, experience and knowledge to perform risk oversight functions.

In addition, management-level implementation committees have been established to assist in identifying, assessing and managing risks, including a Global Risk Management Committee. The Company also has internal resources that provide support, oversight and direction for the Company’s risk management program. Overall, the Company maintains both top down and bottom up approaches in regards to risk awareness, risk management and risk monitoring that exist not only at the Board, Committee and senior management levels, but also throughout the Company.

Director Independence. All but two of our directors are independent. A predominantly independent Board ensures that the Board is acting objectively and in the best interests of our stockholders. The independent directors also bring expertise and a diversity of perspectives to the Board. The NYSE rules governing independence require that a majority of the members of the Board be independent as defined by the NYSE. Members of the Board are independent if it is determined that the director has no material relationship with the Company except in his or her capacity as a director. To assist in making the determination of independence for each director, the Board previously adopted Corporate Governance Guidelines on Director Independence (the “Independence Guidelines”), which are more stringent than the NYSE rules. The Independence Guidelines adopted by the Board are available on our website at www.chpk.com/Our Company/Corporate Governance/Director Independence.

In accordance with the Independence Guidelines, on March 6, 2013, the Board conducted its annual review of director independence. During this review, the Board examined all direct and indirect transactions or relationships between the Company or any of its subsidiaries and each director and any immediate family member of the director and determined that no material relationships with the Company existed during 2012. On the basis of this review, the Board determined that each of the following directors qualifies as an independent director as defined by the NYSE listing standards and in accordance with the standards set forth in the Independence Guidelines: Ralph J. Adkins, Eugene H. Bayard, Richard Bernstein, Thomas J. Bresnan, Thomas P. Hill, Jr., Dennis S. Hudson, III, Paul L. Maddock, Jr., J. Peter Martin, Joseph E. Moore, Calvert A. Morgan, Jr. and Dianna F. Morgan. The Board of Directors is comprised of only two directors who are not independent—John R. Schimkaitis and Michael P. McMasters. Mr. Schimkaitis, a non-executive director, does not qualify as an independent director because he served as an executive officer of the Company within the last three years. Mr. McMasters does not qualify as an independent director because he is presently serving as President and Chief Executive Officer of the Company.

Board and Committees. Directors are strongly encouraged to attend the Board and Committee meetings. The Board met eight times during 2012. Each director attended 75 percent or more of the aggregate of the total number of meetings of (i) the Board and (ii) each committee of the Board on which he or she served. Directors are strongly encouraged to attend our annual meetings. All of the directors attended the 2012 Annual Meeting of Stockholders. The standing Board committees are the Audit Committee, Compensation Committee, and Corporate Governance Committee.

Audit Committee. During 2012, the following directors served on the Audit Committee: Thomas J. Bresnan, Chair, Thomas P. Hill, Jr., Dennis S. Hudson, III and J. Peter Martin. The Audit Committee held six meetings in 2012. The Audit Committee Charter adopted by the Company’s Board is available at www.chpk.com/Our Company/Corporate Governance/Board and Board Committees. As reflected in its charter, the Audit Committee’s responsibilities include, but are not limited to:

•	Appointment, retention, termination and oversight of the independent registered public accounting firm

•	Compensation of the independent registered public accounting firm

•	Approval of all non-audit engagements of the independent registered public accounting firm

•	Review, along with management and the independent registered public accounting firm, of the annual and quarterly financial statements

•	Review of the effect of regulatory and accounting initiatives on the financial statements of the Company

•

Review and discussion with management regarding the guidelines and policies to govern the process by which risk assessment and risk management is undertaken within the Company, including the annual review of the Company’s Global Risk Management Policy

•	Review, with management, of the Company’s major risk exposures and the steps management has taken to monitor and control such exposures

•	Supervision of the annual audit and our internal audit function

The composition of the Audit Committee is subject to certain requirements established by the SEC and NYSE. In accordance with these requirements, the Board determined that all members of the Audit Committee during 2012 are “independent” and “financially literate” as those terms are defined in the NYSE listing standards, and that the Audit Committee meets the composition requirements in the SEC rules and the NYSE listing standards. The Board also determined that each Audit Committee member qualifies as an “audit committee financial expert” based on his experience and knowledge in accordance with SEC rules.

Mr. Bresnan is the owner and President of the Accounting & Business School of the Rockies, a post-secondary vocational school. He previously served as majority shareholder, President and Chief Executive Officer of Schneider Sales Management, LLC and Chief Executive Officer, President and Director of New Horizons Worldwide, Inc.; President of Capitol American Life Insurance; and principal financial officer of Capitol American Financial. He has six years of public accounting experience. Mr. Hill previously served as Vice President of Finance and Chief Financial Officer of Exelon Energy Delivery Company. Prior to that, he held various senior financial and managerial positions with PECO Energy. Mr. Hill currently serves as a member of the Audit Committee for Jefferson Health System, Inc. Mr. Hudson is the Chief Executive Officer of Seacoast National Bank, and Seacoast Banking Corporation of Florida. He previously served on the Miami Board of Directors of the Federal Reserve Bank of Atlanta, as Chair of the Economic Council of Martin County, Florida and as an Audit Committee member of FPU. Mr. Martin is the retired Founder, President and Chief Executive Officer of Atlantic Utilities Corporation. Prior to that, he was the President of Southern Gulf Utilities, Inc. In addition, Messrs. Bresnan, Hill, Hudson and Martin each participated in an annual training session given by the Company’s independent registered public accounting firm on accounting trends, changes to the accounting standards, and their potential impact on the Company. None of the members of the Audit Committee currently serve on audit committees of other public companies.

Compensation Committee. During 2012, the following directors served on the Compensation Committee: Richard Bernstein, Chair, Joseph E. Moore, Calvert A. Morgan, Jr. and Dianna F. Morgan. Each member is “independent” as defined by the NYSE Listing Standards. The Compensation Committee held six meetings in 2012. The Compensation Committee Charter adopted by the Company’s Board is available at www.chpk.com/Our Company/Corporate Governance /Board and Board Committees. As reflected in its charter, the Compensation Committee’s responsibilities include, but are not limited to:

•	Administration of executive officer and director compensation programs, policies and practices

•	Annual review, in conjunction with the Chief Executive Officer, of all management succession plans

•	Completion of actions necessary to ensure that required reports on compensation practices are included in our respective filings with the SEC

•	Review and discussion of the Compensation Discussion & Analysis section of the annual proxy statement

•	Administration of the Cash Bonus Incentive Plan, and the Performance Incentive Plan, under which cash and equity incentive awards are granted

•	Review of the results of any advisory stockholder vote on the compensation of our named executive officers

•	Review of the results of any advisory stockholder vote on the frequency that stockholder advisory votes, to approve the compensation of our named executive officers, will be taken

The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any consultant or other advisor retained by the Committee, which includes having the sole authority to approve fees and other retention terms. The Compensation Committee may directly engage a consultant or other advisor to assist in the evaluation of executive and director compensation; however, the Compensation Committee may not delegate its responsibilities for the oversight of executive and director compensation to any other person or entity. The Compensation Committee retained Frederic W. Cook & Co. (“Cook & Co.”) to assist in the evaluation of director and executive officer compensation for 2012. At its meeting on December 3, 2012, the Compensation Committee considered the independence of Cook & Co. and evaluated whether a conflict of interest exists in accordance with Item 407(e)(3)(iv) of Regulation S-K and the rules of the NYSE. After consideration of the various factors, including the specific factors described in the SEC rules, the Compensation Committee determined that Cook & Co. is independent and no conflicts of interest exist with respect to Cook & Co.

Corporate Governance Committee. During 2012, the following directors served on the Corporate Governance Committee: Calvert A. Morgan, Jr., Chair, Eugene H. Bayard, Paul L. Maddock, Jr. and Joseph E. Moore. Each member is “independent” as defined by the NYSE Listing Standards. The Corporate Governance Committee held four meetings in 2012. The Corporate Governance Committee Charter adopted by the Company’s Board is available at www.chpk.com/Our Company/Corporate Governance/Board and Board Committees. As reflected in its charter, the Corporate Governance Committee’s responsibilities include, but are not limited to:

•	Periodic review of the corporate governance principles and guidelines applicable to the Company (“Corporate Governance Guidelines”) as adopted by the Board

•	Evaluation of the size and composition of the Board

•	Development and recommendation to the Board on director eligibility guidelines

•	Evaluation of director candidates

•	Annual evaluation of the performance of the Board and each standing Committee

•	Evaluation and recommendation to the Board on any stockholder proposal

•	Review of appropriateness and attainment in regards to director and executive stock ownership guidelines

Director Nomination Process. The Corporate Governance Committee identifies potential director nominees through a variety of sources, such as through contacts in the business, civic and legal communities. When appropriate, the Corporate Governance Committee may retain a search firm or utilize third-party database search tools to identify director nominees. Additionally, our Bylaws permit stockholders to nominate candidates for election as directors. We will consider all stockholder nominations for director nominees, provided that each such nomination complies with the provisions of the Company’s Bylaws and the Corporate Governance Committee’s Charter. All stockholder nominations must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the annual meeting at which directors are to be elected. Each recommendation must be in writing and must include:

As to each nominee	As to the stockholder providing the nomination

•     Name, age, business address and, if known, residential address

•     Principal occupation or employment

•     Number of shares of our stock beneficially owned

•     Ownership and Rights Information (as described in our Bylaws)

•     Consent to serve as a director of the Company if elected

•     Description of all arrangements or understandings between (i) the stockholder and the nominee, and (ii) any other person(s) pursuant to which the nomination is to be made

•     Name and address as they appear on our stockholder records

•     Other information as requested by the Company

•     Representation of the accuracy of the information in the notice

•     Ownership and Rights Information (as described in our Bylaws)

•     Representation at the Annual Meeting to present nomination

• A questionnaire that inquires as to, among other things, the nominee’s independence and eligibility

•     Any other information required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended

The Corporate Governance Committee, whose duties include that of a nominating committee, will consider a stockholder nomination only if the information specified above is complete. The Corporate Governance Committee will consider several factors prior to nominating a candidate. Generally, the Corporate Governance Committee will consider the existing size and composition of the Board, evaluate biographical information and other background material, and interview each candidate selected. The Corporate Governance Committee will apply any director selection criteria adopted by the Corporate Governance Committee based on the circumstances at the time and the criteria set forth in our Corporate Governance Guidelines, which includes a candidate’s character, judgment, business experience or professional background, knowledge of our business, community involvement, availability and commitment to carry out the responsibilities as a director of the Company (directors may not be directors of more than two public companies in addition to the Company), the candidate’s independence under applicable regulations and listing standards, as well as any conflicts of interest. In identifying potential nominees, the Corporate Governance Committee may consider certain factors, including, but not limited to, the following:

•	Leadership in a particular field of expertise

•	Education or experience that enables the exercise of sound business judgment

•	Integrity and the highest ethical character

•	Personal and professional reputations that are consistent with the Company’s image and reputation

•	Background or experience that enables differing points of view

•	Willingness to listen and work in a collegial manner

•	Knowledge, experience and skills that enhance the mix of the Board’s core competencies

•	Professional achievement generally through service as a principal executive of a major company; distinguished member of academia; partner in a law firm or accounting firm; successful entrepreneur; or similar position of significant responsibility

•	Absence of any real or perceived conflict of interest that would impair the director’s ability to generally represent the interest of the Company’s stockholders

The Corporate Governance Committee does not assign specific weights to these criteria, and not all of the criteria are necessarily applicable to all prospective nominees.

Governance Trends and Director Education. The Board and its Committees, as applicable, have proactively monitored legislative and regulatory initiatives, as well as other corporate governance trends and their potential impact on the Company. Each director has access to publications and other resources that cover current legislative and regulatory initiatives. The Committees also receive internally prepared updates at their respective meetings. The Committees actively engage with senior management and other parties when necessary to further assess the current environment or respond to governance related matters. In 2012, several directors participated in governance, compensation and audit related continuing education sessions to remain informed on recent governance issues and/or trends. Cook & Co. has routinely provided the Compensation Committee with updates on the status of compensation-related initiatives under the Dodd-Frank Act and has discussed several challenges that compensation committees may encounter in the future. In recent years, a panel of individuals specializing in corporate governance, proxy advisory services and investor relations discussed with the Board regulatory actions, governance trends and various other corporate governance topics, including their potential impact on the Company. The Board has also received corporate governance updates from a Chancellor from the Delaware Court of Chancery, a Chief Justice of the Delaware Supreme Court, and established members of the academic, governance, investor relations, legal and financial communities who are experienced in the utilities industry and the broader market.

Newly elected directors participate in a director orientation program that covers, among other things, our strategy, business structure, financial performance, and competitive landscape. This program is designed to provide directors with an overview of the Company, its operating environment and its businesses. As part of this program, directors are invited to participate in a tour of selected facilities of the Company. To further familiarize directors with our operations, we conduct at least one Board meeting each year at a Company facility. Directors are encouraged to participate in continuing education opportunities.

Code of Ethics. The Board has adopted a Business Code of Ethics and Conduct (“Code of Ethics”) that reflects our commitment to continuously promote professional conduct throughout the organization, and to ensure that representatives of the Company demonstrate good ethical business practices. The Code of Ethics applies to our directors, officers and employees generally and sets forth their duty to act in the best interest of the Company and its stockholders. The Code of Ethics encourages directors, officers and employees to avoid relationships that have the potential for creating a conflict of interest, including any situation where the individual would receive monetary or other personal benefits from a third party as a result of any transaction or business relationship between the Company and the third party. Depending on the employee’s position, such relationships are required to be promptly reported to the Audit Committee, Chief Executive Officer, or Director of Internal Audit. Directors are required to disclose any conflict of interest to the Company’s non-management, independent Chair of the Board and to refrain from voting on any matter(s) in which they have a conflict. In considering whether an actual conflict of interest exists, the appropriate Committee or individual will consider factors that include, but are not limited to, the benefit to the Company and the aggregate value of the transaction.

The Board has also adopted a Code of Ethics for Financial Officers which provides a framework for honest and ethical conduct by our financial officers as they perform their financial management responsibilities. The Code of Ethics for Financial Officers is applicable to the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Corporate Controller, and others who are responsible for ensuring accurate and timely disclosures of financial information within our filings with the SEC. Other senior managers with accounting and financial reporting oversight must also annually confirm compliance with the Code of Ethics for Financial Officers. The Business Code of Ethics and Conduct, and the Code of Ethics for Financial Officers may be viewed on our website at www.chpk.com/Our Company/Corporate Governance /Code of Ethics.

Related Person Transactions. We review relationships and transactions in which the Company, or any of its subsidiaries, and our executive officers, directors, director nominees, 5% or greater stockholders or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. SEC rules require disclosure of transactions that are directly or indirectly material to a related person where the amount involved exceeds $120,000. A related person transaction would include, but is not limited to, any financial transaction, arrangement or relationship, any indebtedness or guarantee of indebtedness and any series of similar transactions, arrangements or relationships.

In determining whether to approve or ratify a related person transaction, the disinterested members of the Audit Committee, as part of an annual review or as required, will consider the relationship of the individual to the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction. The Audit Committee may approve or disapprove the transaction and direct the officers of the Company to take appropriate action. The Audit Committee may also refer the matter to the full Board with a recommendation. If it is determined that a related person transaction is directly or indirectly material to the Company or a related person, the transaction will be disclosed in the Company’s proxy statement as required by the SEC.

The Company has established procedures in order to identify material transactions and determine, based on the relevant facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes discussions with the Company’s Board, as well as dissemination of a questionnaire that directors and executive officers are required to complete annually. Director nominees, including those nominated by stockholders, are also required to complete a questionnaire in a form similar to that completed annually by directors and executive officers.

The Company’s Code of Ethics requires that individuals provide prompt and full disclosure of all potential conflicts of interest (including related person transactions) to the appropriate person. These conflicts of interest may be specific to the individual or may extend to his or her family members. Any officer who has a conflict of interest with respect to any matter is required to disclose the matter to the Chief Executive Officer, or if the Chief Executive Officer has a conflict of interest, the Chief Executive Officer would disclose the matter to the Audit Committee. All other employees are required to disclose any conflict of interest to the Director of Internal Audit. Directors are required to disclose any conflict of interest to the Chair of the Board and to refrain from voting on any matter(s) in which they have a conflict. In addition, directors, executive officers and designated employees disclose to the Company, in an annual ethics questionnaire, any current or proposed conflict of interest (including related person transactions).

All employees and executive officers are encouraged to avoid relationships that have the potential for creating an actual conflict of interest or a perception of a conflict of interest. The Company’s Code of Ethics provides specific examples that could represent a conflict of interest, including, but not limited to, the receipt of any payment, services, loan, guarantee or any other personal benefits from a third party in anticipation of or as a result of any transaction or business relationship between the Company and the third party. No employee or executive officer is permitted to participate in any matter in which he or she has a conflict of interest unless authorized by an appropriate Company official and under circumstances that are designed to protect the interests of the Company and its stockholders and to avoid any appearance of impropriety.

For the period beginning January 1, 2012 and ending March 20, 2013, there were no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Anti-Hedging Policy and Pledges of Securities. Directors, executive officers and employees of the Company may not engage in hedging transactions related to Chesapeake stock or pledge Chesapeake stock as collateral for a loan. The Chief Financial Officer may grant an exception to an individual who desires to pledge Chesapeake stock as collateral for a loan (excluding margin debt) if such individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which consist of a series of policies and principles that are adhered to when overseeing the corporate governance of the Company. This document may be viewed on our website at www.chpk.com/Our Company/ Corporate Governance / Corporate Governance Guidelines.

Executive Sessions. The Chair of the Board, Mr. Adkins, presides over executive sessions of the non-management directors. The Company’s Corporate Governance Guidelines ensure the integrity of these meetings by providing that the Chair of the Corporate Governance Committee would preside over these meetings in the event that the Chair of the Board was a management director. The Corporate Governance Guidelines also provide that if the non-management directors included any director who did not qualify as independent under the NYSE Listing Standards, the independent directors would meet at least annually without the non-independent director(s).

Communications with the Board. Stockholders and other parties interested in communicating directly with the Board, a committee of the Board, any individual director, the director who presides at executive sessions of the non-management or independent directors, or the non-management or independent directors, in each case, as a group, may do so by sending a written communication to the attention of the intended recipient(s) in care of the Corporate Secretary at Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

The Corporate Secretary will forward all appropriate communications to the intended recipient(s). Communications relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters. These communications procedures have been unanimously approved by the independent directors.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation annually to ensure the appropriate compensation arrangements are in place for non-employee directors, including the proper allocation of cash and non-cash compensation. The Compensation Committee subsequently reports its findings and any recommendations to the Board to assist in fulfilling its responsibility to approve all director compensation arrangements.

In May 2012, prior to conducting its annual review of non-employee director compensation for 2012, the Compensation Committee received a Non-Employee Director Compensation presentation (“Cook’s Analysis”) by Cook & Co., the independent compensation consultant hired by the Compensation Committee. The presentation included an assessment that compared the Company’s current director compensation arrangements against the Company’s peer group and a broader utility industry. Cook’s Analysis discussed annual cash and equity retainers, meeting fees, committee compensation and other items such as chair compensation. The peer group used for this analysis was the same peer group used by Cook & Co. in their executive compensation analysis as discussed on pages 34 and 39. In evaluating the competitiveness of the Company’s non-employee director compensation, Cook & Co. concluded that the Company’s director compensation program was competitive in form and structure and total director compensation was generally aligned with the peer group and broader industry practices. Cook & Co.’s analysis provided that an increase in the cash retainer would be an appropriate form and level of compensation change in order for the Company’s director compensation program to remain competitive. Smaller adjustments maintain the ongoing competitiveness of the director compensation program and minimize the need for larger, infrequent compensation adjustments to remain current with the market.

After further review, the Compensation Committee recommended that the Board approve an increase in the annual cash retainer from $32,500 to $38,000. The Compensation Committee recommended no further changes with regards to the remaining director compensation structure. Under this structure, the recommended Board and committee fees and retainers for non-employee directors are as follows:

•	Annual cash retainer—$38,000

•	Chair’s annual cash retainer—$80,000

•	Committee Chair retainer (Compensation and Corporate Governance)—$7,000

•	Committee Chair retainer (Audit)—$10,000

•	Board meeting fee—$1,200

•	Committee meeting fee (attended in person or by telephone)—$1,000

If, however, a director attends more than one meeting on the same day, he or she is paid as follows: (a) Board and committee meeting on the same day—$1,200 for the Board meeting plus an additional $750 for each committee meeting, or (b) more than one committee meeting (without a Board meeting)—$1,000 for the first committee meeting and an additional $750 for each subsequent committee meeting attended on that same day. In addition, directors are reimbursed for business expenses incurred in connection with attending meetings and performing other Board-related services, including external director education. The Compensation Committee recommended no changes to the equity portion of the annual Board retainer.

In May 2012, the Board received Cook’s Analysis and considered the Compensation Committee’s recommendations. The Board discussed Cook’s Analysis, industry practices, the duties and responsibilities of directors and committee members, as well as the appropriate mix of cash and equity compensation. After discussion, the Board adopted the Compensation Committee’s recommendations as set forth above. In the future, the Board may modify director compensation as it deems appropriate.

The following table reflects compensation paid to non-employee directors for services performed during 2012:

2012 Director Compensation
Name[1]	Fees Earned or Paid in Cash[2] ($)	Stock Awards[3] ($)	All Other Compensation ($)	Total[4] ($)
Ralph J. Adkins[5]	129,600	36,954	0	166,554
Eugene H. Bayard	51,600	36,954	0	88,554
Richard Bernstein	60,600	36,954	0	97,554
Thomas J. Bresnan[6]	63,600	36,954	0	100,554
Thomas P. Hill, Jr.[5,6]	55,600	36,954	0	92,554
Dennis S. Hudson, III	52,400	36,954	0	89,354
Paul L. Maddock, Jr.	51,600	36,954	0	88,554
J. Peter Martin	53,600	36,954	0	90,554
Joseph E. Moore[5]	58,850	36,954	0	95,804
Calvert A. Morgan, Jr.[5]	65,850	36,954	0	102,804
Dianna F. Morgan	53,600	36,954	0	90,554
John R. Schimkaitis[5,7]	49,600	36,954	120,000	206,554

[1]	Mr. McMasters is an executive officer and is not entitled to additional compensation for his services as a director.
[2]

On May 2, 2012, each non-employee director received a cash retainer for his or her services performed from the 2012 Annual Meeting until the 2013 Annual Meeting. The Chair of the Board and each Committee Chair also received a cash retainer for his or her services in that respective capacity. In addition, each director received the applicable meeting fees for his or her participation in Board or committee meetings that occurred during 2012. Directors may not elect to receive their cash compensation in stock. Mr. Hill deferred a portion of his cash compensation in accordance with the terms of the Deferred Compensation Plan.

[3]

Pursuant to the Directors Stock Compensation Plan, each non-employee director received an award of stock for services performed from the 2012 Annual Meeting until the 2013 Annual Meeting. The Stock Awards column reflects the grant date fair value on May 2, 2012 of $36,954 (900 shares based upon a price per share of $41.06, the average of the high and low price on May 2, 2012). The stock awards and all prior stock awards are fully vested in that they are not subject to forfeiture. Messrs. Bresnan and Hill deferred a portion of their equity compensation in accordance with the terms of the Deferred Compensation Plan.

[4]

All director compensation has been properly reported in the 2012 Director Compensation Table. There is no compensation that needs to be included in the Change in Pension Value and Nonqualified Compensation Earnings, Option Awards, or Non-equity Incentive Plan Compensation columns. Accordingly, these columns have been eliminated from the table shown above. Directors do have the ability to purchase propane at the same discounted rate that we offer to our employees, the value of which, when combined with all other perquisites and personal benefits, does not exceed $10,000 in the aggregate.

[5]

The M&A Committee was established in June 2011 to assist the Board in carrying out its responsibilities to evaluate potential opportunities. Messrs. Adkins, Hill, Moore, Morgan and Schimkaitis served as members of the M&A Committee and received $1,000 for their attendance at the meeting(s). The M&A Committee held two meetings in 2012.

[6]

Mr. Bresnan deferred his annual stock retainer ($36,954) in accordance with the terms of the Deferred Compensation Plan. Mr. Hill deferred his annual cash and stock retainers ($38,000 and $36,954, respectively) in accordance with the terms of the Deferred Compensation Plan.

[7]

Effective January 3, 2011, the Company entered into a Consulting Agreement with Mr. Schimkaitis pursuant to which Mr. Schimkaitis received a consulting fee of $10,000 per month during 2012 as reflected in the All Other Compensation column. This agreement was superseded by the Consulting Agreement entered into by the Company and Mr. Schimkaitis, effective January 1, 2013, the terms of which are described below.

Consulting Agreement. Effective January 1, 2013, the Company entered into a Consulting Agreement with Mr. Schimkaitis, our non-executive Vice Chair of the Board. This agreement supersedes the Consulting Agreement entered into with Mr. Schimkaitis in January 2011. Pursuant to the Consulting Agreement, Mr. Schimkaitis will provide consulting services as reasonably requested from time to time by the Board or a designated representative of the Board. The initial term of the Consulting Agreement was twelve months, which can be extended by the Company, with Mr. Schimkaitis’ consent, for additional one year terms. Under the Consulting Agreement, Mr. Schimkaitis serves as a consultant for the Company up to 400 hours per year; however, he may not, at any time, exceed twenty percent of the average time he devoted to the position of President and Chief Executive Officer of the Company during the thirty-six month period prior to his retirement. Mr. Schimkaitis is entitled to a consulting fee of $5,000 per month for his services and reimbursement of reasonable out-of-pocket expenses. In addition, Mr. Schimkaitis is entitled to receive $300 for each hour worked in excess of 200 hours. Mr. Schimkaitis is not entitled to payment of any consulting fee for any month during the term of the Consulting Agreement for which no services are provided. He is responsible for the payment of any taxes owed on compensation paid to him under the Consulting Agreement. The Consulting Agreement includes automatic termination for engagement in willful misconduct with respect to the obligations under the Consulting Agreement, or conduct which violates the Company’s Code of Ethics.

The Company previously entered into an employment agreement with Mr. Schimkaitis dated December 31, 2009. Mr. Schimkaitis’ employment agreement terminated effective upon his retirement as Chief Executive Officer of the Company in January 2011.

Directors Stock Compensation Plan. In 2005, stockholders approved the Directors Stock Compensation Plan, which is a discretionary compensation plan that allows the issuance of shares of our common stock to non-employee directors. The Board has sole authority to administer and interpret the Directors Stock Compensation Plan. The Board may approve the issuance of up to 1,200 shares of the Company’s common stock annually for each director pursuant to the terms of the Directors Stock Compensation Plan. The Company is requesting that stockholders consider and approve the 2013 Omnibus Equity Plan (proposal 2 in this Proxy Statement), which would cover the equity compensation paid to the directors for 2014 and the following nine years. Under the 2013 Omnibus Equity Plan, if approved by stockholders, the Board, in its discretion, would continue to have the ability to issue shares of our common stock to non-employee directors to ensure that directors have a proprietary interest in our growth and financial success.

On May 2, 2012, each non-employee director received 900 shares of common stock as a retainer for services to be performed for the period between our 2012 and 2013 Annual Meetings of Stockholders. Upon receipt of these shares, each director had the right to vote the shares and to receive dividends on the shares. The directors cannot sell or transfer these shares until six months after the date that they were issued. The directors may defer all or a portion of their annual stock retainer in accordance with the Deferred Compensation Plan as described below. In 2012, Messrs. Bresnan and Hill deferred their stock retainer in accordance with the Deferred Compensation Plan. Each director is individually responsible for any tax obligations in connection with these shares.

Deferred Compensation Plan. The Deferred Compensation Plan enables non-employee directors to voluntarily defer all or a portion of their meeting fees and annual retainers on a pre-tax basis until their separation from service with the Company and its affiliates or until such other date specified under the terms of the Deferred Compensation Plan. The Deferred Compensation Plan was amended and restated by the Board effective as of January 1, 2009 and further amended in 2010 to ensure compliance with the requirements of Section 409A of the Internal Revenue Code. The Compensation Committee has sole authority to administer the Deferred Compensation Plan and may allocate these responsibilities among its members, among any subcommittee(s) it may appoint, or among persons other than its members.

When a director elects to defer cash compensation, such as meeting fees or annual cash retainers, the deferral amount is allocated to one or more rate of return indices previously selected by the Compensation Committee. The director will receive the same investment return(s) or loss(es) as he or she would have earned had it been individually invested in the same indices. When a director elects to defer stock compensation, such as an annual stock retainer, he or she receives deferred stock units equal to the number of shares of common stock that the director otherwise would be entitled to receive as compensation. Additional units may be received on each date that a dividend is paid on the Company’s common stock. At all times, directors have a 100 percent vested interest in the amount of cash or stock that is deferred. In 2012, Mr. Bresnan deferred his stock retainer and Mr. Hill deferred his annual cash and stock retainer under this Plan.

In order to participate in the Deferred Compensation Plan, directors are required to submit their written form of election to the Compensation Committee prior to the beginning of the year for which the compensation will be earned. The director must indicate on the form whether he or she would like to receive the deferred compensation upon: (i) separation from service, (ii) a fixed future date, or (iii) the earlier or later of the separation from service or a fixed future date. The director must also indicate whether he or she would like to receive the deferred compensation in: (i) a lump sum, (ii) five annual installments, or (iii) ten annual installments. In all cases, the election to defer compensation will be made in accordance with the deferral election timing requirements of Internal Revenue Code Section 409A and procedures established by the Compensation Committee. In the event of death, disability, change in control, or unforeseeable emergency, deferred compensation may be paid on an accelerated basis according to the terms of the Deferred Compensation Plan. Directors will be individually responsible for any tax obligations related to deferring compensation under the Deferred Compensation Plan.

Director Stock Ownership. The Corporate Governance Committee is responsible for the development, oversight and monitoring of director stock ownership guidelines. The Committee believes that ownership in the Company’s common stock by directors demonstrates a commitment to the long-term profitability of the Company and aligns the directors’ interests with the interests of stockholders. All non-management directors are required to own at least 6,000 shares of our common stock while serving as a director of the Company. Directors have five years after their initial election and incumbent directors have until December 31, 2014, if they were serving as members of the Board on December 6, 2011, to attain this ownership threshold. Directors may acquire their ownership through several means, including making purchases on the open market, making optional cash investments through our Dividend Reinvestment and Direct Stock Purchase Plan, and receiving a share award under the Directors Stock Compensation Plan. Deferred stock units are applied toward achieving this ownership requirement. Each deferred stock unit is equivalent to one share of the Company’s common stock. Eleven of the directors currently own shares of stock exceeding this ownership threshold. The remaining directors have until December 31, 2014 to acquire the requisite ownership.

REPORT OF THE COMPENSATION COMMITTEE ON

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company. The Compensation Committee, based on its review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and filed with the SEC.

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

THE COMPENSATION COMMITTEE
Richard Bernstein (Chair)
Joseph E. Moore
Calvert A. Morgan, Jr.
Dianna F. Morgan

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary. We are committed to pursuing growth opportunities in a manner that generates future value for our stockholders. In 2012, We generated record earnings for the sixth consecutive year. Our net income was $28.9 million, or $3.01 per share (basic), in 2012, compared to $27.6 million, or $2.89 per share (basic), in 2011. This represents an increase in basic earnings per share (“EPS”) of $0.12, or 4.2 percent. Although we faced significantly warmer temperatures and an uncertain economy in 2012, the growth initiatives we undertook several years ago enabled us to achieve another year of record earnings. In 2012, these results translated into an 11.6 percent return on equity (“ROE”), which represents performance exceeding regulated utility returns. Over the past five years, we have consistently generated ROEs between 11.2 percent and 11.6 percent. The growth that we have experienced in our regulated operations as a result of the expansions into new areas as well as new services, coupled with the performance of our unregulated operations as a whole, has generated these higher ROEs.

The increase in net income in 2012 also enabled the Board of Directors to increase the dividend paid to our stockholders by $.08 per share on an annualized basis, or 5.8 percent. This resulted in a dividend per share of $1.46 on an annualized basis. Chesapeake has paid a dividend to its stockholders for the last 51 years. The dividend increase authorized in 2012 represents the largest annual dividend (percent) increase in the last 26 years. The growth in our dividend reflects the financial strength of the Company and the growth opportunities we see across our businesses.

The combination of stock price appreciation and dividends for the year produced a total return to stockholders of 8.2 percent. Over the last ten years, we have delivered a total return to stockholders of 265 percent, representing an average annual return of 13.8 percent.

Peer Group includes: AGL Resources, Inc., Atmos Energy Corporation; Delta Natural Gas Company, Inc.; Gas Natural, Inc.; The Laclede Group, Inc.; New Jersey Resources Corp.; Northwest Natural Gas Company; Piedmont Natural Gas Company, Inc.; RGC Resources, Inc.; South Jersey Industries, Inc.; and WGL Holdings, Inc.

Our strong performance in 2012 is a result of our steadfast commitment to pursuing growth opportunities with discipline, determination and drive. Our results in 2012 are a culmination of the growth efforts that we initiated several years ago. Our earnings growth, because of the significance of our regulated operations, is driven by the additional capital investments we make. To sustain or increase our earnings growth rate, we must be investing in additional capital expenditures that generate equal to or greater than their respective target returns. Because of acquisitions and the opportunity for natural gas expansions in our service territories, we continued to expend high levels of expenditures in 2012, as measured by the ratio of capital expenditures to total capitalization.

*	Includes FPU acquisition.

In our natural gas distribution and transmission businesses, we continued to achieve strong customer growth and expanded to new service areas – Sussex County, Delaware, Worcester County, Maryland, Cecil County, Maryland and Nassau County, Florida – and added additional capacity for existing customers that will provide the foundation for future natural gas customer growth in these areas. We also evaluated other opportunities for natural gas, including opportunities to supply the industrial and electric power generation markets as well as for other applications, with one success being future service to the NRG Dover, Delaware electric generation plant in late 2013. Natural gas continues to be emerging as the fuel of choice given its environmentally friendly features, domestic availability and lower price relative to other energy alternatives.

Our propane operations are also well positioned and continued to grow in 2012 as a result of several small propane acquisitions and higher retail propane margins per gallon. These operations give us market intelligence in energy markets that we would not otherwise have and create opportunities for future growth in our gas distribution business. Lastly, in regards to BravePoint, our marketing and sales plan generated higher revenues in product sales and consulting and related services, for both our core business as well as for ProfitZoom™ and Application Evolution™.

The Compensation Committee’s approach to executive compensation encompasses practices that ensure that the executive compensation program remains fair, reasonable and competitive while also aligning total compensation to our business objectives and performance. These practices include, but are not limited to:

•	The Compensation Committee retains discretion in administering all awards and performance goals, and determining performance achievement;

•	Each incentive award features a cap on the maximum amount that can be earned for any performance period;

•	Dividends on the equity incentive awards accrue in the form of dividend equivalents during the performance period and are only paid to the named executive officers if the awards are earned and then only in proportion to the actual shares earned;

•	Each named executive officer is subject to stock ownership guidelines commensurate with his or her position, with a specified timeframe to attain the ownership threshold;

•

Each named executive officer is subject to a compensation recovery policy that requires the repayment by the executive if an incentive award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate;

•	The Company does not provide excise tax gross-up protections;

•	Named executive officers may not engage in hedging transactions or pledge Chesapeake stock as collateral for a loan;

•

The supplemental pension and 401(k) plans are traditional plans that cover compensation not included in the qualified plans as a result of tax limitations. These plans do not provide additional benefits to the named executive officers or additional future years of service;

•

With the exception of Company vehicles that are available for personal use, but which are treated as compensation to the named executive officers, there are no perquisites. Named executive officers participate in the same benefits that are available to other employees of the Company; and

•	The life insurance benefit provided to employees of the Company is capped at $500,000 which limits the benefit to highly compensated individuals.

The Compensation Committee promotes a pay-for-performance culture to further align the executive officers’ interests with the interests of stockholders. Our Compensation Committee focuses on aligning total compensation with our performance and business objectives thereby increasing stockholder value. Our executive compensation program consists of three components—base salary, performance-based cash incentive awards (“cash incentive awards”) granted pursuant to our Cash Bonus Incentive Plan (the “Cash Incentive Plan”), and performance-based equity incentive awards (“equity incentive awards”) granted pursuant to our Performance Incentive Plan (the “Equity Incentive Plan”). The Compensation Committee believes that these three components of our compensation program aligns the financial interests of the executive officers with the interests of stockholders.

The Compensation Committee sets base salaries at competitive levels to ensure that we are attracting, recruiting, and retaining executive officers that have the knowledge and skills necessary to achieve the Company’s established goals. For 2012, the Compensation Committee considered the following prior to adjusting base salaries: results of the study provided by Cook & Co., functional role of the position, scope of the individual’s responsibilities, prior year’s performance, and competitive nature of our business. After consideration of these factors, the Compensation Committee determined that, effective April 1, 2012, base salaries for the named executive officers would be increased ranging from 5.1 to 14.3 percent. Each named executive officer was eligible to also receive performance-based cash and equity incentive awards that comprised approximately 50 percent of total direct compensation for 2012. For 2012, cash incentive awards for each named executive officer were based on achieving pre-established financial and non-financial targets, with the financial component representing 50 to 80 percent of the payout opportunity. As a result of the Company’s earnings and the achievement of individual performance goals, the cash incentive award payout for 2012 performance ranged between 37 and 60 percent of base salaries. The larger piece of incentive compensation, which is represented by the equity incentive award, focuses on long-term performance.

For the equity incentive awards, the Compensation Committee established three performance components on which the named executive officers’ awards will be based – Shareholder Return, Growth in Long-Term Earnings, and Earnings Performance. For the first component, Shareholder Return, the Company’s total shareholder returns for the 2010 to 2012 and 2011 to 2012 performance periods were in the 100th and 45th percentile, respectively, of the Edwards Jones Distribution Group (as defined on page 35). For the second component, Growth in Long-Term Earnings, the Company’s total capital expenditures as a percent of total capitalization for the 2010 to 2012 and 2011 to 2012 performance periods were in the 91st and 71st percentile, respectively, of the Edwards Jones Distribution Group. For the third component, Earnings Performance, the Company’s average return on equity for the three years ended December 31, 2012 was 11.67 percent, and for the two years ended December 31, 2012 was 11.61 percent. Based upon these results, the percentage earned for each performance component and in total for the two performance periods was as follows:

	For the Performance Period January 1, 2010 to December 31, 2012	For the Performance Period January 1, 2011 to December 31, 2012
Shareholder Return (30%)	125%	50%
Growth in Long-Term Earnings (35%)	125%	125%
Earnings Performance (35%)	125%	125%

Total Percentage of Equity Incentive Award Earned	125%	103%

Dividends on the equity incentive awards accrue in the form of dividend equivalents during the performance period and will be paid to the respective named executive officer in proportion to the actual shares earned.

At the 2011 Annual Meeting of Stockholders, stockholders voted, on a non-binding, advisory basis, on the executive compensation of our named executive officers. Approximately 93 percent of the votes cast by stockholders were voted to “approve” the compensation of our named executive officers. The Compensation Committee acknowledged stockholders’ widespread support for our executive compensation decisions, program and policies as reflected in the voting results. Stockholders also voted, on a non-binding, advisory basis to vote on executive compensation every three years. Accordingly, the next non-binding, advisory stockholder vote on executive compensation will occur at the 2014 Annual Meeting of Stockholders. The Compensation Committee will consider advisory stockholder votes in the future when determining executive compensation.

We refer you to our narrative and related tables in the Compensation Discussion and Analysis, Executive Compensation, and other relevant sections within this Proxy Statement for a more detailed discussion on the information provided above, as well as information on other practices utilized by the Compensation Committee, including executive stock ownership requirements, the compensation recovery policy, and executive employment agreements.

Role of the Compensation Committee. The Compensation Committee is composed entirely of independent directors, as defined by the NYSE Listing Standards, and is solely responsible for the oversight and administration of our executive compensation program. The Compensation Committee designs, recommends to the Board for adoption as appropriate, and administers all of the policies and practices related to executive compensation. The Compensation Committee believes that the most effective compensation program is one that is designed to ensure that total compensation for an executive officer is fair, reasonable and competitive. The primary objectives in creating an effective compensation program are to:

•	Develop an appropriate mix of compensation to align the financial interests of the executive officers with the interests of our stockholders;

•	Structure the program to attract high-quality executive talent that will incentivize performance that focuses on achieving our short and long-term goals; and

•	Ensure effective development of talent through internal processes such as performance evaluations, succession planning, and leadership development.

The Compensation Committee annually reviews the executive compensation program to ensure (i) the program aligns with the Company’s objectives; (ii) the mix provides competitive compensation levels for each element of compensation; and (iii) the compensation remains competitive relative to the compensation earned by executive officers in comparable positions at peer companies.

Role of Management. The Chief Executive Officer participates in the establishment of the compensation targets and payout levels for the other named executive officers. He assesses the performance for all named executive officers and recommends to the Compensation Committee the overall levels of achievement, and the extent to which performance targets were attained. Upon request, named executive officers will provide supplemental material to the Compensation Committee to assist in making its determinations in regards to the overall levels of achievement. The Chief Executive Officer is not involved in any part of the setting of any component of his compensation. The Chief Executive Officer and other members of senior management attend Compensation Committee meetings at the invitation of the Compensation Committee.

Role of Independent Consultant. The Compensation Committee, from time to time, will engage an independent compensation consultant to assist in reviewing the Company’s executive compensation program. Currently, the Compensation Committee engages the services of Cook & Co., to serve as the Compensation Committee’s independent compensation consultant. Cook & Co. advises the Compensation Committee on executive compensation and non-employee director compensation matters. Cook & Co. does not provide any other services to the Company.

Executive Compensation Design. Our executive compensation program consists of a base salary and performance-based cash and equity incentive awards that are designed to focus executive officers on both short-term and long-term financial and operational performance, without encouraging unnecessary risk.

The Compensation Committee sets base salaries at competitive levels to ensure that we are attracting, recruiting, and retaining executive officers that have the knowledge and skills necessary to achieve the Company’s established goals.

Our Cash Incentive Plan was adopted by our Board in 2005. Under the Cash Incentive Plan, the Compensation Committee is authorized to grant cash incentive awards to named executive officers and key employees that perform responsibilities that contribute significantly to the Company’s growth, development, and financial success. The Compensation Committee establishes target cash incentive awards for each participant. Generally, the target cash incentive awards for each named executive officer are set at an amount that approximates the median prevailing practices of the industry peer group for comparable positions. The actual award earned for all named executive officers can range from 0 to 150 percent of the target cash incentive award for the non-financial component and from 0 to 200 percent of the target cash incentive award for the financial component, depending on actual performance at the end of the performance period as compared to the performance targets. The Compensation Committee may use its discretion to adjust a participant’s bonus opportunity or payout amount based on unanticipated and/or extraordinary events. This adjustment could result in a named executive officer receiving a cash incentive award that is more than or less than the established payout opportunity.

Our Equity Incentive Plan was adopted by our Board in 2005. Under the Equity Incentive Plan, the Compensation Committee is authorized to grant equity incentive awards to our named executive officers and other key employees. Our long-term incentive program is 100 percent performance-based, featuring annual grants of performance shares. This multi-year, long-term performance incentive plan is designed to reward officers for improving stockholder value by achieving growth in earnings while investing in the future growth of both our regulated and unregulated businesses. The Compensation Committee focused on three core objectives in designing the plan as shown in the table below. The first performance component, Shareholder Return, incentivizes executives to generate additional value for our stockholders. The second performance component, Growth in Long-Term Earnings, is based on total capital expenditures as a percent of total capitalization. In the long-term, the Company’s growth is dependent upon continuous investment of capital at levels sufficient to drive growth. The third performance component, Earnings Performance, is based upon average return on equity. Return on equity measures the Company’s ability to generate current income using equity investors’ capital. By using a multi-year period, executives are incentivized to think beyond the current year, creating longer-term alignment between management pay results and stockholder outcomes.

Performance Component	Benchmark	Percent of Target Award
Shareholder Return	Total shareholder return compared to the total shareholder returns of companies included in the peer group for the performance period	30%
Growth in Long-Term Earnings	Total capital expenditures as a percent of total capitalization as compared to companies in the peer group for the performance period	35%
Earnings Performance	Average return on equity compared to pre-determined return on equity targets	35%

Base Salary. In February 2012, the Compensation Committee reviewed base salaries for the Chief Executive Officer and other named executive officers for the ensuing year. In connection with this review, the Compensation Committee reviewed and discussed the market analysis that was prepared by Cook & Co. in February 2012 and related factors to assess the competitiveness of base salary levels. Cook & Co.’s market assessment compared the Company’s base salary against market data for the Company’s peer group1, as well as from industry published survey data. Cook & Co. concluded that, on average, base salaries for the named executive officers are closely aligned with the median of the Company’s peer group.

The Compensation Committee considered the following: results of the market assessment performed by Cook & Co.; functional role of the position; scope of the individual’s responsibilities; prior year’s performance; and competitive nature of our business. After consideration of these factors, the Compensation Committee determined that each of the following named executive officers2 would receive increases ranging from 5.1 to 14.3 percent in their base salaries effective April 1, 2012: Messrs. McMasters and Thompson and Mmes. Cooper and Bittner. These increases further align the named executive officers’ base salaries with market practices.

2012 Cash Incentive Award. In January 2012, the Compensation Committee established financial and non-financial performance targets under the Cash Incentive Plan for each named executive officer. The named executive officers were evaluated on an earnings per share financial target of $2.92.

Each named executive officer also has established individual goals that are evaluated by the Compensation Committee in connection with determining the extent to which the individual met his or her non-financial targets. These goals are grouped into the following categories: (i) Sustained Earnings Performance, (ii) Leadership Initiatives, (iii) Corporate Strategic Assessment, and (iv) Strategic Development. The named executive officers may earn a cash incentive award upon achieving his or her pre-established financial and non-financial targets based on the Compensation Committee’s evaluation. The Compensation Committee reserves the right to consider additional performance criteria for the Chief Executive Officer if necessary to pursue strategic or operational opportunities.

The following table shows each named executive officer’s target cash incentive award, based on such named executive officer’s base salary as of December 31, 2012 and weighting for the financial and non-financial performance targets. In March 2013, the Compensation Committee reviewed the performance of each named executive officer and based on that review authorized the payment of cash incentive awards as reflected in the table below.

[1]	The peer group includes: Central Vermont Public Service Corp.; Delta Natural Gas Company, Inc.; Empire District Electric Co.; The Laclede Group, Inc.; MGE Energy, Inc.; Northwest Natural Gas Company; RGC Resources, Inc.; South Jersey Industries, Inc.; Suburban Propane Partners LP; and Unitil Corp.
[2]	Mr.Cummiskey qualified as a named executive officer for 2012. Effective February 24, 2012, Mr. Cummiskey resigned as an officer of the Company. Please refer to pages 40 and 49 of this Proxy Statement for a discussion on compensation and other related matters for Mr. Cummiskey. The term “named executive officers” as used in the following sections detailing specific performance and awards, shall not include Mr. Cummiskey except as referenced in the Summary Compensation Table, and as otherwise stated in this Proxy Statement.

	2012 Cash Incentive Award Opportunity			Weighting for the Performance Targets		Actual Achievement of Performance Targets		Actual Payout Based on Achievement of Performance Targets
Named Executive Officer	Base Salary (as of December 31, 2012)	Bonus Opportunity (% of Base Salary)	Target Cash Incentive Award[1]	Non- Financial Targets	Financial Targets	Non- Financial Targets	Financial Targets	Non- Financial	Financial	Payout as reflected in the Summary Compensation Table
Michael P. McMasters	$400,000	40%	$160,000	20%	80%	150%	145%	$48,000	$185,600	$233,600
Stephen C. Thompson	$310,000	25%	$77,500	30%	70%	150%	145%	$34,875	$78,663	$113,538
Beth W. Cooper	$260,000	25%	$65,000	20%	80%	150%	145%	$19,500	$75,400	$94,900
Elaine B. Bittner	$215,000	25%	$53,750	50%	50%	150%	145%	$40,313	$38,969	$79,282

[1]	Target Cash Incentive Award is shown at 100 percent.

Equity Incentive Award for the 2010-2012 and 2011-2012 Performance Periods. In January 2010, the Compensation Committee established equity incentive awards for Messrs. McMasters and Thompson and Ms. Cooper for the 2010-2012 performance period. As a result of Mr. McMasters’ promotion to President and Chief Executive Officer, effective January 1, 2011, the Compensation Committee on January 14, 2011 approved an additional target equity incentive award of 875 shares for the two-year award period from January 1, 2011 through December 31, 2012. Ms. Bittner was promoted to Vice President of the Company in June 2010. To transition her participation into the Equity Incentive Plan, the Compensation Committee approved, in January 2011, an equity incentive award for Ms. Bittner. The award covered the two-year period from January 1, 2011 through December 31, 2012, and included a target award of 6,400 shares. Each named executive officer is entitled to earn the performance shares at the end of the performance period depending on the extent to which performance targets are achieved. The established payout opportunity for the awards ranged from 0 to 125 percent of the target equity incentive award as shown in the table below.

	2010-2012 Performance Period				2011-2012 Performance Period
Named Executive Officer	Minimum	Threshold	Target	Maximum	Minimum	Threshold	Target		Maximum
Michael P. McMasters	0	2,750	5,500	6,875	0	438	875	[1]	1,094
Stephen C. Thompson	0	2,000	4,000	5,000	n/a	n/a	n/a		n/a
Beth W. Cooper	0	2,000	4,000	5,000	n/a	n/a	n/a		n/a
Elaine B. Bittner	n/a	n/a	n/a	n/a	0	3,200	6,400		8,000

[1]	The number of target shares for the 2011-2012 performance period was reported in the 2012 Proxy Statement as 2,000 shares instead of the correct target of 875 shares.

The Shareholder Return and Growth in Long-Term Earnings components are each evaluated relative to the performance of peer companies in the Edward Jones Distribution Group3 over a thirty-six month performance period for the awards related to the 2010-2012 performance period and over a twenty-four month performance period for the awards related to the 2011-2012 performance period. The Company’s performance is then ranked against these peer companies. For the 2010-2012 and 2011-2012 performance periods, the payout opportunity is based on the Company’s percentile ranking against the peer companies in the Edward Jones Distribution Group for each of these two performance components as shown in the table below.

Percentile Ranking as Compared To Companies in the Peer Group	Percentage of Payout of Target Equity Incentive Award
40th – 49th percentile	50%
50th – 54th percentile	75%
55th – 60th percentile	100%
61st – 100th percentile	125%

[3]	For the 2010-2012 and 2011-2012 performance periods, the Company’s total shareholder return and growth in long-term earnings over the relevant performance periods are compared to companies in the Edward Jones Natural Gas Distribution Group (the “Edward Jones Distribution Group”), a composite group of selected gas distribution utilities whose performance is benchmarked by Edward Jones. The Edward Jones Distribution Group includes AGL Resources, Inc.; Atmos Energy Corporation; Delta Natural Gas Company, Inc.; Gas Natural, Inc.; The Laclede Group, Inc.; New Jersey Resources Corp.; Northwest Natural Gas Company; Piedmont Natural Gas Company, Inc.; RGC Resources, Inc.; South Jersey Industries, Inc.; and WGL Holdings, Inc. For the 2011-2013 and 2012-2014 performance periods, the industry peer group includes AGL Resources, Inc.; Atmos Energy Corporation; Delta Natural Gas Company, Inc.; The Laclede Group, Inc.; New Jersey Resources Corp.; Northwest Natural Gas Company; Piedmont Natural Gas Company, Inc.; RGC Resources, Inc.; South Jersey Industries, Inc.; and WGL Holdings, Inc.

The Company’s ranking can fluctuate significantly during the performance period as a result of peer company performance. As a result, the magnitude of the risk associated with whether the named executive officers will achieve these awards is substantial.

The Compensation Committee met in March 2013 to review the extent to which the named executive officers achieved the performance targets established for the 2010-2012 and 2011-2012 performance periods as summarized below.

2010-2012 Performance Period	Peer Group Data		Target Return on Average Equity	Performance Measurement	Chesapeake’s Results and Payout
	Range	Median	Range	Measurement Period	Chesapeake’s Performance	Percentile of Peer Group	Resulting Payout as a % of Target
Shareholder Return	5.29 to 56.07%	31.42%	n/a	36 months ended 12/31/2012	57.07%	100th	125%
Growth in Long-Term Earnings	5.59 to 26.20%	10.91%	n/a	36 months ended 9/30/2012	25.44%	91st	125%
Earnings Performance	n/a	n/a	10.50 to 10.75%	36 months ended 12/31/2012	11.67%	n/a	125%

2011-2012 Performance Period	Peer Group Data		Target Return on Average Equity	Performance Measurement	Chesapeake’s Results and Payout
	Range	Median	Range	Measurement Period	Chesapeake’s Performance	Percentile of Peer Group	Resulting Payout as a % of Target
Shareholder Return	-1.96 to 34.81%	18.43%	n/a	24 months ended 12/31/2012	16.73%	45th	50%
Growth in Long-Term Earnings	5.98 to 30.63%	10.80%	n/a	24 months ended 9/30/2012	15.32%	71st	125%
Earnings Performance	n/a	n/a	10.50 to 10.75%	24 months ended 12/31/2012	11.61%	n/a	125%

The actual equity incentive award earned by the named executive officers for the 2010-2012 and 2011-2012 performance periods are reflected in footnotes 7 and 8, respectively, to the Summary Compensation Table.

Stock Vested During 2012. Participants are granted performance shares at the beginning of the applicable performance period. The table below shows the stock grants for the performance periods ended December 31, 2012.

Stock Vested During 2012
Named Executive Officer	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
	(#)	($)
Michael P. McMasters	7,772	387,123
Stephen C. Thompson	5,000	249,050
Beth W. Cooper	5,000	249,050
Elaine B. Bittner	6,560	326,754

[1]

For Messrs. McMasters and Thompson and Ms. Cooper, the shares awarded and corresponding value realized, reflect shares received in March 2013 by each named executive officer pursuant to the Equity Incentive Plan for the three-year performance period ended December 31, 2012. For Mr. McMasters, the shares awarded and corresponding value realized also includes 897 shares received in March 2013 for the two-year performance period ended December 31, 2012 and relate to his promotion to President and Chief Executive Officer effective January 1, 2011. For Ms. Bittner, the shares awarded and corresponding value realized reflects shares received in March 2013 for the two-year performance period ended December 31, 2012 and relate to her promotion to Vice President of the Company in 2010.

[3]	The value realized represents the shares vested multiplied by $49.81, the average of the high and low stock price on March 13, 2013.

Outstanding Equity Awards. In January 2011 and January 2012, the Compensation Committee granted performance shares to Messrs. McMasters and Thompson and Mmes. Cooper and Bittner for the 2011-2013 and 2012-2014 performance periods, respectively. The Compensation Committee set the payout opportunity for the 2011-2013 and 2012-2014 performance periods at a minimum of 0 percent, threshold of 50 percent, target of 100 percent and maximum of 150 percent of the target equity incentive award. To earn these equity incentive awards, the Company’s performance is evaluated against the three pre-established performance components – Shareholder Return, Growth in Long-Term Earnings, and Earnings Performance – and the peer group as identified in footnote 3 on page 35. The awards granted for the performance periods are pursuant and subject to the terms of Performance Share Agreements executed by the Company and each of the named executive officers. The established payout opportunity for these equity incentive awards are as follows:

	Outstanding Equity Awards and Payout Opportunity
	2011-2013 Performance Period				2012-2014 Performance Period
	0%	50%	Target	150%	0%	50%	Target	150%
Named Executive Officer[1]
Michael P. McMasters	0	3,188	6,375	9,563	0	3,102	6,204	9,306
Stephen C. Thompson	0	2,000	4,000	6,000	0	2,000	4,000	6,000
Beth W. Cooper	0	2,000	4,000	6,000	0	2,000	4,000	6,000
Elaine B. Bittner	0	1,600	3,200	4,800	0	1,600	3,200	4,800

[1]

Mr. Cummiskey qualified as a named executive officer for 2012. Effective February 24, 2012, Mr. Cummiskey resigned as an officer of the Company and in connection therewith received a separation payment in lieu of all incentive awards which Mr. Cummiskey may have otherwise received. Please refer to page 49 of this Proxy Statement for a discussion on compensation and other related matters for Mr. Cummiskey.

The value of the 2011-2013 equity award is reflected in the Stock Award column for 2011 in the Summary Compensation Table. The value of the 2012-2014 equity award is reflected in the Stock Award column for 2012 in the Summary Compensation Table. The grant date fair value of the 2012-2014 target equity awards are reflected in the Grant Date Fair Value of Stock Awards column in the Grants of Plan-Based Awards Table.

All Other Compensation. In addition to the primary components of the executive compensation program, we offer certain other benefits to the named executive officers. During 2012, the Company provided each named executive officer with a Company-owned vehicle that is available for personal use, but which is treated as compensation to the named executive officers. Each named executive officer’s Form W-2 that is filed with the Internal Revenue Service includes imputed income for the personal use of the Company-owned vehicle. This imputed income has no effect on the Company’s revenues or expenses. Each named executive officer is responsible for the payroll taxes associated with personal usage. On behalf of each named executive officer, we also pay an annual premium in connection with term life insurance. The life insurance benefit is capped at $500,000 which limits the benefit to highly compensated employees of the Company. Named executive officers also have the ability to purchase propane at the same discounted rate that we offer to our employees.

For 2012, each named executive officer who participated in the qualified 401(k) Retirement Savings Plan received fixed matching contributions of 100 percent of up to 6 percent of eligible cash compensation up to the statutory limit of $250,000. This was the same benefit available to other employees of the Company. In addition, employees of the Company and its subsidiaries, as applicable, including the named executive officers, are eligible to receive an additional supplemental employer contribution at the discretion of the Company. The Internal Revenue Service limits the amount of pre-tax contributions that a participant may make to his or her qualified 401(k) Retirement Savings Plan. The Company’s nonqualified 401(k) Supplemental Executive Retirement Savings Plan enables named executive officers to make pre-tax deferrals of compensation over that limit. We match contributions in the same manner as the qualified 401(k) Retirement Savings Plan on compensation that exceeds the statutory limit of $250,000. The aggregate value of these benefits for each named executive officer is more than $10,000 and, consistent with the rules of the SEC, is reflected in the All Other Compensation column of the Summary Compensation Table.

Compliance with Internal Revenue Code Section 162(m). Internal Revenue Code Section 162(m) prohibits any public corporation from taking a deduction on its annual federal income tax return for certain compensation that exceeds $1 million. In determining whether a deduction may be taken, the Company considers compensation paid in any taxable year to its Chief Executive Officer or to any one of its three most highly compensated executive officers (in addition to the Chief Financial Officer) and whether such compensation would be considered “performance-based” as defined under Section 162(m). Compensation qualifying as “performance-based compensation” within the meaning of Section 162(m) is exempt from the deduction limit. Awards under our Equity Incentive Plan are considered “performance-based” compensation and would be exempt from the Section 162(m) deduction limit; awards under our Cash Incentive Plan would not be considered “performance-based” compensation and would be considered in determining the ability to take this deduction. We do not anticipate that compensation paid to any of the executive officers in 2013 will exceed the $1 million deduction limit.

Stock Ownership and Retention Guidelines. The Corporate Governance Committee believes that ownership of the Company’s common stock by named executive officers demonstrates a commitment to the long-term profitability of the Company and aligns management’s interests with those of stockholders. The Corporate Governance Committee is responsible for the development, oversight and monitoring of executive officer stock ownership guidelines. Throughout 2012, the Corporate Governance Committee reviewed analyses on stock ownership practices for executive officers, and reviewed and discussed draft Stock Ownership and Retention Guidelines (“Ownership Guidelines”). In December 2012, the Corporate Governance Committee considered proposed Ownership Guidelines which included recommendations made by Cook & Co. The Board adopted Ownership Guidelines upon recommendation of the Corporate Governance Committee, for the following named executive officer positions: Chief Executive Officer; Chief Operating Officer; Chief Financial Officer; Executive Vice President; Senior Vice President; and Vice President.

Each position’s required stock ownership is a multiple of base salary, with the Chief Executive Officer at five times base salary; the Chief Operating Officer, Chief Financial Officer, Executive Vice President and Senior Vice President positions at three times base salary; and the Vice President position at two times base salary. Named executive officers may acquire equity interests that will count toward satisfaction of the required ownership by obtaining equity incentive awards that have been awarded to the named executive officer upon completion of the performance period or through other means as specified in the Ownership Guidelines. Once a named executive officer attains his or her ownership requirement, he or she will remain in compliance with the Ownership Guidelines despite future changes in the stock price and base salary, as long as the named executive officer continues to own shares equal to the number of shares owned at the time the ownership requirement is met. Each named executive officer has five years from December 4, 2012 or his or her date of hire or promotion into the role, whichever is later, to meet these ownership requirements. The Ownership Guidelines replaced the previous ownership guidelines that were established by the Board in 2006. In the future, the Board may amend the Ownership Guidelines as it deems appropriate.

Compensation Risk. There are controls in place that discourage unnecessary risk-taking. The named executive officers simultaneously participate in the Cash Incentive and Equity Incentive Plans, which provide the Compensation Committee with the ability to utilize multiple performance criteria at any given time. The Compensation Committee also has discretion and the ability to reduce awards based on the named executive officer’s individual performance. Several other features of the cash incentive award process further mitigate risk-taking and exposure, including the following: (i) financial results for the respective award period are reviewed by the Audit Committee prior to the issuance of any cash incentive award; (ii) the target for the cash incentive award is set at an amount that approximates the median cash incentive award of an industry peer group; and (iii) each cash incentive award features a cap (maximum of 150% for the non-financial component and 200% of the target for the financial component) on the maximum amount that can be earned for any performance period. The equity incentive awards compensate named executive officers for improving stockholder value by achieving growth in total shareholder return as well as growth in earnings while investing for future long-term earnings growth. The Compensation Committee believes that these awards do not encourage unnecessary risk-taking since part of the ultimate value of the award is tied to the Company’s stock price and awards are staggered and cover a multi-year performance period. Additionally, several other features of the equity incentive award process further minimize potential risk: (i) financial results for the respective award year are reviewed by the Audit Committee prior to the issuance of any equity incentive award; (ii) the total shareholder return and growth in long-term earnings over the relevant performance periods are benchmarked against the same measures for a peer group of natural gas distribution companies, and the average return on equity performance component is compared to pre-determined return on equity thresholds that are established by the Compensation Committee; and (iii) each equity incentive award features a cap (a maximum of 125% or 150% of the target depending upon the grant date) on the maximum amount that can be earned in any year. The Compensation Committee believes that the Cash Incentive and Equity Incentive Plans appropriately balance risk and the desire to focus on areas considered critical to the short-term and long-term growth and success of the Company.

The Compensation Committee has adopted additional practices to ensure diligent and prudent decision-making and review processes. The practices that are in place to manage and control risk, include:

•

Although awards under the Cash Incentive and Equity Incentive Plans are primarily determined using targeted financial and non-financial goals, they also include components which are tied to the Company’s capital budget and strategic plan that are reviewed and approved by the Board;

•	During its goal-setting process, the Compensation Committee considers prior years’ performance relative to future expected performance to assess the reasonableness of the goals;

•	The Cash Incentive and Equity Incentive Plans include both performance and profitability measures, thus balancing growth with value creation;

•	The Compensation Committee retains discretion in administering all awards and performance goals, and in determining performance achievement;

•

Each named executive officer is subject to the Ownership Guidelines commensurate with his or her position and equity awards could lose significant value over time if the Company was exposed to inappropriate, unnecessary risks which could affect our stock price; and

•

Each named executive officer is subject to a compensation recovery policy that requires the repayment by the executive officer if an incentive award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate.

In February 2012, Cook & Co. provided the Compensation Committee with a market analysis that compared the Company’s executive compensation against market data for the Company’s peer group (as described in footnote 1 on page 34), as well as from industry survey data. We compete for business, executive talent and/or investor capital with the companies in our peer group. The Company’s revenues rank near the thirty-eighth percentile of this peer group. The industry published survey data was size adjusted to reflect the Company’s revenues and was aged 2.5% per annum. Cook & Co.’s assessment concluded that on average, the Company’s target total direct compensation is competitive with market practices.

Pursuant to the SEC’s regulations regarding risk-based disclosures, the Company reviewed its compensation programs applicable to all employees in conjunction with the risks that have been identified and included in the Company’s Annual Report on Form 10-K and determined that these programs do not create risk that could result in a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table provides information on compensation earned for the years ended December 31, 2012, 2011, and 2010 by the Chief Executive Officer, Chief Financial Officer, and two additional most highly compensated executive officers employed by the Company at year-end (collectively, the “named executive officers”). The table also provides information on compensation earned by an individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed year. In determining the individuals to be included in this table, we considered the roles and responsibilities for individuals serving at the Company and its subsidiaries, as well as total compensation (reduced by the change in pension value and nonqualified deferred compensation earnings), for all officers of the Company for the year ended December 31, 2012. After consideration, the Company determined that two executive officers, in addition to the principal executive officer and principal financial officer, have significant policy making functions within the Company, had total compensation in excess of $100,000, and were serving as executive officers at December 31, 2012.

2012 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)[1]		Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3,4]	All Other Compensation ($)[5]	Total ($)
Michael P. McMasters[6] Chief Executive Officer, President, and Director	2012	387,500	0		344,614		233,600	107,296	54,009	1,127,019
	2011	350,000	0		431,845	[7]	205,800	103,531	42,281	1,133,457
	2010	299,563	0		188,746	[8]	137,250	88,221	85,733	799,513
Stephen C. Thompson Senior Vice President	2012	306,250	0		222,188		113,538	104,083	36,263	782,322
	2011	291,250	0		213,254		110,626	101,220	33,126	749,476
	2010	277,723	20,000	[9]	137,270	[8]	72,692	70,496	61,506	639,687
Beth W. Cooper Senior Vice President, Chief Financial Officer and Corporate Secretary	2012	256,250	0		222,188		94,900	31,386	33,677	638,401
	2011	235,000	0		213,254		90,221	24,069	31,452	593,996
	2010	200,100	0		137,270	[8]	76,106	20,307	50,965	484,748
Elaine B. Bittner Vice President	2012	210,000	0		177,750		79,281	10,571	21,266	498,868
	2011	192,500	0		464,910	[7]	69,469	0	37,535	764,414
Joseph Cummiskey[10] Former Vice President	2012	30,250	0		177,750		0	15,325	199,893	423,218
	2011	177,375	0		170,603		0	0	27,077	375,055
	2010	163,333	10,000	[9]	327,503		74,250	4,609	43,336	623,031

[1]

For each performance period, the Company calculated the aggregate grant date fair value of the performance-based equity incentive awards based on the estimated compensation costs on the grant date. We estimate the percent of which the Growth in Long-Term Earnings component and the Earnings Performance component are likely to be earned. The equity incentive awards have been recorded at the grant date fair value which is based on the closing price on the grant date. The Company also evaluated the likelihood of earning the Shareholder Return component for the respective performance periods. We first determined the aggregate fair value of the award using a Black-Scholes model. The Company’s total shareholder return was then compared to the companies in the peer group using a Monte Carlo stock simulation. The Monte Carlo stock simulation estimated a percentile ranking for the Shareholder Return component which is used to determine the payout percentage. The performance share fair value for the Shareholder Return component was generated from the Black-Scholes model and used to calculate the aggregate value of this component of the award. The number of actual performance shares earned will range from 0 to 125 or 0 to 150 percent of the target performance shares depending on the actual performance for the applicable performance period as compared to the performance goals. The following table sets forth the factors associated with the estimated compensation costs for each performance period.

		Estimated Payout for Performance-Based Equity Incentive Awards		Grant Date	Fair Value	Estimated Payout for Market-Based Equity Incentive Awards	Mote Carlo Estimated Percentile Ranking	Fair Value
Year	Performance Period	Growth in Long- Term Earnings	Earnings Performance			Shareholder Return
2012	2012-2014	150%	100%	1/5/2012	$43.24	150%	65%	$39.36
2011	2011-2013	150%	100%	1/14/2011	$40.78	150%	65%	$39.18
	2011-2012	125%	100%	1/14/2011	$40.78	125%	60%	$36.99
2010	2010-2012	125%	100%	1/6/2010	$31.53	125%	60%	$25.30

If the named executive officers were to achieve the maximum award for the 2012-2014 performance period, each award would be valued as follows: Mr. McMasters $391,559; Mr. Thompson $252,456; Ms. Cooper $252,456; and Ms. Bittner $201,965. If the named executive officers were to achieve the maximum award for the 2011-2013 performance period, each award would be valued as follows: Mr. McMasters $385,369; Mr. Thompson $241,800; Ms. Cooper $241,800; and Ms. Bittner $193,440.

[2]	Payment for performance was made in March 2013, 2012, and 2011, respectively, under the Cash Incentive Plan.

[3]

The present value increased for each of Messrs. McMasters and Thompson and Ms. Cooper in the Pension Plan for 2012, 2011 and 2010. The present value of the accrued pension benefits has been calculated using the same assumptions as for the Accounting Standards Codification Topic 715 “Compensation-Retirement Benefits” disclosures, including the following discount rates: December 31, 2012 – 3.50%; December 31, 2011 – 4.25%; and December 31, 2010 – 5.00%. The increase in the present value of the accumulated benefit from 2011 to 2012 was as follows: Messrs. McMasters $67,143, Mr. Thompson $50,133 and Ms. Cooper $16,850. Ms. Bittner elected to receive her vested benefit under the Pension Plan in a lump sum payment in 1999, and as a result, no longer participates in the Pension Plan as described in Pension Plan on page 43 herein. Mr. Cummiskey joined the Company after December 31, 1998 and therefore was not eligible to participate in the Pension Plan.

The present value increased for each of Messrs. McMasters and Thompson in the Pension Supplemental Executive Retirement Plan from December 31, 2009 to December 31, 2010, from December 31, 2010 to December 31, 2011 and also from December 31, 2011 to December 31, 2012. The increase in the present value of the accumulated benefit from 2011 to 2012 was as follows: Mr. McMasters $24,193 and Mr. Thompson $27,321. Mmes. Cooper and Bittner and Mr. Cummiskey do not participate in the Pension Supplemental Executive Retirement Plan.

[4]

Dividends on deferred stock units (which are settled on a one for one basis in shares of common stock) are the same as dividends paid on the Company’s outstanding shares of common stock. Compensation deferred under the nonqualified 401(k) Supplemental Executive Retirement Plan earned the returns by funds available at the time. For 2012, the funds are shown on page 45. For 2010, each named executive officer earned the following above-market earnings: Mr. McMasters $8,184; Mr. Thompson $798; Ms. Cooper $5,643; and Mr. Cummiskey $4,609. For 2011, each named executive officer’s earnings on his or her deferred compensation was a negative amount and therefore, was not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. For 2012, each named executive officer earned the following above-market earnings: Mr. McMasters $15,960; Mr. Thompson $26,629; Ms. Cooper $14,536; Ms. Bittner $10,570; and Mr. Cummiskey $15,325. The above-market earnings can vary based upon the dollars under investment, the fund mix, and the funds’ results.

[5]	The following table includes payments that were made by the Company on behalf of the named executive officers in 2010, 2011 and 2012.

										Dividends on shares earned for the 2010- 2012 Performance Period	Dividends on shares earned for the 2011- 2012 Performance Period
	Qualified and Nonqualified 401(k) Plan Matching and Supplemental Contributions			Term Life Insurance Premiums			Vehicle Allowance
	($)			($)			($)			($)	($)
Named Executive Officer	2010	2011	2012	2010	2011	2012	2010	2011	2012	2010	2011
Michael P. McMasters	47,378	29,235	42,844	750	480	480	9,349	10,050	10,684	28,256	2,516
Stephen C. Thompson	35,738	28,598	31,378	750	480	480	4,468	4,048	4,405	20,550	—
Beth W. Cooper	24,883	23,233	25,349	600	451	478	4,932	7,768	7,851	20,550	—
Elaine B. Bittner*	—	18,764	20,863	—	370	403	—	—	—	—	18,401
Joseph Cummiskey	36,272	20,753	2,487	491	341	58	6,573	5,983	15,848	—	—

*	Ms. Bittner became a named executive officer in 2011.

During 2012, the Company provided each named executive officer with a Company-owned vehicle that is available for personal use, but which is treated as compensation to the named executive officers. Each named executive officer’s Form W-2 that is filed with the Internal Revenue Service includes imputed income for the personal use of the Company-owned vehicle.

Pursuant to the terms of Mr. Cummiskey’s Separation Agreement as further discussed on page 49, Mr. Cummiskey received a separation payment of $181,500, as well as the transfer of title to his Company vehicle valued at $15,848.

The cash dividend amounts paid to Messrs. McMasters and Thompson and Ms. Cooper in 2013 for the 2010-2012 performance period are reflected in the 2010 rows in the Summary Compensation Table, the year the share awards (on which the dividends were based) were granted by the Compensation Committee. Similarly, the cash dividend amounts paid to Mr. McMasters and Ms. Bittner in 2013 for the 2011-2012 performance period are reflected in the 2011 rows in the Summary Compensation, the year in which these transitional awards (on which the dividends were based) were granted by the Compensation Committee. Dividends were accrued on the same basis as dividends declared by the Board each calendar quarter during the applicable years and paid on the Company’s common stock. The actual cash dividend received by each named executive officer was determined based upon the number of shares of common stock earned and issued to the executive for such performance periods.

Named executive officers also have the ability to purchase propane at the same discounted rate that we offer to our employees.

[6]

Mr. McMasters has served as President of the Company since March 1, 2010. He was appointed Chief Executive Officer of the Company effective January 1, 2011. Mr. McMasters has also served as a director of the Company since March 1, 2010. He received no additional compensation for serving as a director of the Company.

[7]

As a result of Mr. McMasters’ promotion to President and Chief Executive Officer, effective January 1, 2011, the Compensation Committee approved an additional target equity incentive award grant of 875 shares for the two-year award period from January 1, 2011 through December 31, 2012. In addition, in June 2010 Ms. Bittner was promoted to Vice President of the Company. To transition her participation into the Equity Incentive Plan, the Compensation Committee approved, in January 2011, a target equity incentive award grant of 6,400 shares, twice the normal award level of shares, that covered the two-year performance period from January 1, 2011 through December 31, 2012. In March 2013, the Compensation Committee granted actual equity incentive awards to Mr. McMasters and Ms. Bittner for the 2011-2012 performance period in the amount of $44,679 and $326,753, respectively. The Compensation Committee determined that Mr. McMasters and Ms. Bittner achieved 125 percent for each of the performance-based equity incentive award components—Growth in Long-Term Earnings and Earnings Performance and 50 percent for the Shareholder Return component.

[8]

In March 2013, the Compensation Committee granted equity incentive awards as follows: Mr. McMasters $342,443, Mr. Thompson $249,050 and Ms. Cooper $249,050 for the 2010-2012 performance period. The Compensation Committee determined that each named executive officer achieved 125 percent for each of the performance-based equity incentive award components—Growth in Long-Term Earnings and Earnings Performance and 125 percent for the Shareholder Return component.

[9]

In March 2011, additional discretionary cash bonus awards were granted to two named executive officers of the Company. The cash bonus awards were issued to the following executive officers: Mr. Thompson ($20,000) and Mr. Cummiskey ($10,000). In determining the amount of the awards, the Compensation Committee considered their significant achievements during 2010, including successfully carrying out the integration process to merge the operations of Chesapeake and FPU, participation in leadership and organizational initiatives, strategic planning efforts, and oversight of various business unit expansion projects. The Compensation Committee also considered Messrs. Thompson and Cummiskey’s contributions to the Company’s overall performance in 2010. With the additional cash bonus awards, Messrs. Thompson and Cummiskey’s total cash incentive awards were more closely aligned with the cash incentive awards of the other named executive officers, and more accurately reflected their influence on the Company’s 2010 results.

[10]

Effective February 24, 2012, and prior to the payment of any cash incentive or equity incentive awards for the period ended December 31, 2011, Mr. Cummiskey resigned as an officer of the Company. In connection with his resignation, the Company and Mr. Cummiskey executed a Separation Agreement and Release on February 25, 2012. The agreement provided that the Company pay to Mr. Cummiskey cash and other consideration in lieu of all cash incentive awards for the 2011 performance period and equity incentive awards for the 2010-2011, 2010-2012 and 2011-2013 performance periods, and certain other amounts to which Mr. Cummiskey may have been entitled. For the 2010-2011 performance period, the Company calculated the aggregate grant date fair value of the equity incentive award in a manner that was similar to the 2010-2012 performance period described in footnote 1 except that the aggregate value of the Shareholder Return component was recorded at $24.49 as generated from the Black-Scholes model. In January 2012, prior to Mr. Cummiskey’s resignation, the Compensation Committee granted Mr. Cummiskey cash incentive awards for the 2012 performance period and equity incentive awards for 2012-2014 performance period. Pursuant to the terms of the Separation Agreement, these awards were forfeited. Please refer to page 49 of this Proxy Statement for a discussion regarding Mr. Cummiskey’s executive compensation and the Separation Agreement.

Grants of Plan-Based Awards. The following table reflects, for each named executive officer, the dollar amounts of the annual cash incentive awards for the 2012 performance period. The table also reflects the number of stock awards established by the Compensation Committee on January 5, 2012 for the 2012-2014 performance periods. The threshold (minimum amount payable for a certain level of performance), target (amount payable if the targets are reached), and maximum (maximum payout possible) award levels are provided for each award.

Grants of Plan-Based Awards
Name	Plan	Grant Date / Date of Compensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			Grant Date Fair Value of Stock Awards[3]
			Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #	($)
Michael P. McMasters	Cash Incentive Plan	1/5/2012	80,000	160,000	304,000
	2012-2014 Equity Incentive Plan	1/5/2012				3,102	6,204	9,306	$261,040
Stephen C. Thompson	Cash Incentive Plan	1/5/2012	38,750	77,500	143,375
	2012-2014 Equity Incentive Plan	1/5/2012				2,000	4,000	6,000	$168,304
Beth W. Cooper	Cash Incentive Plan	1/5/2012	32,500	65,000	123,500
	2012-2014 Equity Incentive Plan	1/5/2012				2,000	4,000	6,000	$168,304
Elaine B. Bittner	Cash Incentive Plan	1/5/2012	26,875	53,750	94,063
	2012-2014 Equity Incentive Plan	1/5/2012				1,600	3,200	4,800	$134,643
Joseph Cummiskey[4]	Cash Incentive Plan	1/5/2012	27,225	54,450	108,900
	2012-2014 Equity Incentive Plan	1/5/2012				1,600	3,200	4,800	$134,643

[1]	These columns show the range of payouts for 2012 performance under the Cash Incentive Plan as described under 2012 Cash Incentive Award in the Compensation Discussion and Analysis.
[2]

These columns show the range of payouts for the 2012-2014 performance periods as described under Outstanding Equity Awards in the Compensation Discussion and Analysis. For the 2012-2014 performance period, the Threshold, Target and Maximum represent 50 percent, 100 percent and 150 percent, respectively, of the equity incentive award opportunity.

For Mr. McMasters, the Compensation Committee established a target award with a dollar value (as a percent of base salary) to be paid in the Company’s common stock, if earned, based on the grant date fair value of the common stock.

[3]

For the 2012-2014 performance period, the Company calculated the aggregate grant date fair value of the performance-based equity incentive awards based on the estimated compensation costs on the grant date. We estimated that 150 percent for the Growth in Long-Term Earnings component and 100 percent of the Earnings Performance component are likely to be earned. These equity incentive awards have been recorded at the grant date fair value of $43.24 per share, which is based on the closing price on January 5, 2012, the grant date. The Company also evaluated the likelihood of earning the Shareholder Return component for this performance period. We first determined the aggregate fair value of the award using a Black-Scholes model. The Company’s total shareholder return was then compared to its peers using a Monte Carlo stock simulation. The Monte Carlo stock simulation estimated a percentile ranking for the Shareholder Return component of greater than 65 percent, representing a 150 percent payout. For the 2012-2014 performance period, the performance share fair value of $39.36 was generated from the Black-Scholes model and used to calculate the aggregate value of this component of the award. The number of actual performance shares earned will range from 0 to 150 percent of the target performance shares depending on actual performance as compared to the performance goals.

[4]

Effective February 24, 2012, Mr. Cummiskey resigned as an officer of the Company and in connection therewith received a separation payment in lieu of all cash and equity incentive awards which Mr. Cummiskey may have otherwise received. Please refer to page 49 of this Proxy Statement for a discussion on compensation matters and other related matters for Mr. Cummiskey.

Outstanding Equity Awards. The following table shows outstanding equity awards for each named executive officer at December 31, 2012. These awards are described under Outstanding Equity Awards in the Compensation Discussion and Analysis.

Outstanding Equity Awards at Fiscal Year-End 2012
Stock Awards[1,2]
Named Executive Officer[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have not Vested[5] ($)
Michael P. McMasters	18,869	856,653
Stephen C. Thompson	12,000	544,800
Beth W. Cooper	12,000	544,800
Elaine B. Bittner	9,600	435,840

[1]	No awards have been transferred.
[2]	The stock awards for the 2011-2013 and 2012-2014 performance periods were established by the Compensation Committee on January 14, 2011 and January 5, 2012, respectively.
[3]

Effective February 24, 2012, Mr. Cummiskey resigned as an officer of the Company and in connection therewith received a separation payment in lieu of all equity incentive awards which Mr. Cummiskey may have otherwise received. Please refer to page 49 of this Proxy Statement for a discussion on compensation matters and other related matters for Mr. Cummiskey.

[4]	The share amount shown represents the maximum award levels. The number of actual performance shares to be earned will depend on the actual performance for the applicable performance period.
[5]

The market value represents the unearned shares multiplied by $45.40, the closing market price per share of the Company’s common stock on December 31, 2012. These shares will be earned to the extent that certain performance targets are achieved for the award periods January 1, 2011 through December 31, 2013 and January 1, 2012 through December 31, 2014. Award levels for the 2012-2014 performance period are shown in the Grants of Plan-Based Awards Table.

Pension Plan. We maintain a tax-qualified defined benefit Pension Plan that was previously available to all eligible employees; however, as of December 31, 1998, no new participants were permitted to participate in the Pension Plan. The Pension Plan was also amended to allow all participants as of that date to make a one-time election to either (i) continue participation in the Pension Plan; or (ii) leave the Pension Plan and receive their vested benefit and an increase in the rate of matching contributions by the Company in our existing qualified 401(k) Retirement Savings Plan. Messrs. McMasters and Thompson, and Ms. Cooper elected to continue to participate in the Pension Plan. Ms. Bittner elected to receive her vested benefit under the Pension Plan in a lump sum payment in 1999, and as a result, no longer participates in the Pension Plan. Mr. Cummiskey was not an employee of the Company on December 31, 1998 and, therefore; was not eligible to participate in the Pension Plan. As of December 31, 1998, all benefits not paid out under the Pension Plan were 100 percent vested.

Effective January 1, 1995, we adopted a nonqualified Supplemental Executive Retirement Plan to pay pension benefits that are earned, pursuant to the Pension Plan, but not payable due to limits imposed by the Internal Revenue Service. The Internal Revenue Code generally limits the annual benefits that may be paid under the Pension Plan and limits the amount of annual compensation that may be taken into account in determining final average earnings, as described below. The Supplemental Executive Retirement Plan was amended and restated by the Board effective as of January 1, 2009 and further amended in 2010 to ensure compliance with the requirements of Section 409A of the Internal Revenue Code.

Effective January 1, 2005, the Pension Plan and the Supplemental Executive Retirement Plan were each amended to (i) freeze any further benefit accruals after December 31, 2004 and (ii) increase the years of credited service for each participant by the lesser of (a) two years or (b) such additional credited service as would increase the participant’s years of credited service to 35. Because the Pension Plan is now frozen, the annual benefits that may be paid and the amount of annual compensation that will be considered in connection with the Supplemental Executive Retirement Plan provided to Messrs. McMasters and Thompson are based on limitations for 2004 which are $165,000 and $205,000, respectively. Mmes. Cooper and Bittner do not participate in the Supplemental Executive Retirement Plan. The liability and expense for the Supplemental Executive Retirement Plan is discussed in our Annual Report on Form 10-K (Note 15) for the year ended December 31, 2012.

The following table sets forth the actuarial present value of each named executive officer’s total accumulated benefit under the Pension Plan and Supplemental Executive Retirement Plan. Because the plans were frozen effective January 1, 2005, the calculation of benefits will be based on average earnings for the highest five consecutive years of the ten years ended December 31, 2004. Changes in participants’ earnings after 2004 will not affect their Pension Plan benefits. Compensation (salary and cash incentive) for 2004 used to compute final average earnings was as follows: Mr. McMasters $293,565; Mr. Thompson $273,815; and Ms. Cooper $116,342. The valuation methodology and material actuarial assumptions, including the interest rate and mortality table used in the calculation of the present value of the benefits under these plans as shown in the table, are described in detail in the Note “Employee Benefit Plans” in our Annual Report on Form 10-K (Note 15) for the year ended December 31, 2012. Benefits from the Pension Plan are paid from the Pension Plan’s trust, which is funded solely by the Company. The Supplemental Executive Retirement Plan is unfunded, but is required to be funded in the event of a change in control of the Company.

2012 Pension Benefits
Name	Plan Name	Number of Years Credited Service[1] (#)	Present Value of Accumulated Benefits ($)	Payments During the Last Fiscal Year ($)
Michael P. McMasters	Pension Plan	25	665,575	0
	Supplemental Executive Retirement Plan	25	172,671	0
Stephen C. Thompson	Pension Plan	24	567,485	0
	Supplemental Executive Retirement Plan	24	146,078	0
Beth W. Cooper	Pension Plan	17	144,495	0

[1]

On January 1, 2005 each employee participating in the Pension Plan was credited an additional two years of service as described above. Since the Pension Plan is now frozen, service on or after January 1, 2005 will not affect the benefits available to any participants in the Pension Plan. Due to the additional two years of credited service, the monthly accrued benefit payable at normal retirement age from the Pension Plan increased as follows: Mr. McMasters, $522; Mr. Thompson, $520; and Ms. Cooper, $236. The monthly accrued benefits at normal retirement age under the Supplemental Executive Retirement Plan increased as follows: Mr. McMasters, $130 and Mr. Thompson, $117.

Under the Pension Plan, participants are entitled to receive benefits based upon final average earnings and credited years of service. Messrs. McMasters and Thompson and Ms. Cooper have each been employed with the Company for more than five years. The final average earnings for these executive officers is based on the average adjusted W-2 earnings for the five consecutive calendar years of the ten calendar years of employment prior to January 1, 2005, that produce the highest average W-2 earnings. The accrued monthly benefit for each named executive officer is determined by calculating one-twelfth of the annual amount of (i) plus (ii), multiplied by (iii):

(i)	1.3 percent of the final average earnings as described above (including elective contributions under qualified cash or deferred arrangements)

(ii)	0.625 percent of the final average earnings as described above (including elective contributions under qualified cash or deferred arrangements) in excess of Covered Compensation, as defined by the Internal Revenue Service

(iii)	Credited years of service (but not more than 35 years)

A participant may receive all of his or her retirement benefits under the Pension Plan at age 65. A participant may, however, elect to receive a reduced early retirement benefit beginning at age 55. If a participant elected to receive the early retirement benefit, he or she would receive the normal retirement benefit that would have been received at age 65 reduced by one-fifteenth for each of the first five years, and one-thirtieth for each of the next five years by which the annuity start date precedes the normal retirement date. Currently, there are no named executive officers that are eligible to retire and receive early retirement benefits under the Pension Plan.

Each named executive officer would normally receive his or her benefits in the form of a joint and survivor annuity. Alternatively, if the participant elects to waive the joint and survivor annuity, he or she could elect to receive benefits in any of the following forms: (i) a life annuity ceasing upon death; (ii) an annuity for ten years certain and for life; (iii) a joint and survivor annuity payable for the life of the participant and continued upon his or her death for the life of his or her surviving beneficiary, with the beneficiary’s monthly benefit equal to either 50 percent, 66-2/3 percent, or 100 percent (as elected by the participant) of the benefit paid or payable for each month for life; or (iv) a lump sum. In December 2008, the Compensation Committee amended the Supplemental Executive Retirement Plan to allow participants to elect a lump sum payment and to also add the other optional forms of benefit payments currently available under the qualified Pension Plan. Benefits under the qualified Pension Plan are not subject to any deduction for Social Security or other offset amounts. The Pension Plan also includes provisions for benefits that the participant’s beneficiary or spouse would be entitled to in the event of death or disability.

Nonqualified Deferred Compensation. We maintain two programs, the Deferred Compensation Plan and the 401(k) Supplemental Executive Retirement Plan, that allow for the deferral of certain income taxes on compensation. Mr. McMasters is the only named executive officer that participates in the Deferred Compensation Plan. All of the named executive officers participate in the nonqualified 401(k) Supplemental Executive Retirement Plan. The following table reflects the aggregate balance of nonqualified deferred compensation for each executive officer.

Nonqualified Deferred Compensation for the 2012 Fiscal Year
	Executive Contributions in 2012	Registrant Contributions in 2012[1]	Aggregate Earnings in 2012[2,3]	Aggregate Withdrawals / Distributions in 2012	Aggregate Balance at December 31, 2012
	($)	($)	($)	($)	($)
Michael P. McMasters	$36,715	$21,924	$113,357	$0	$1,452,061
Stephen C. Thompson	$18,375	$10,525	$37,323	$0	$337,609
Beth W. Cooper	$41,759	$4,663	$19,654	$0	$175,073
Elaine B. Bittner	$23,052	$428	$14,062	$0	$116,965
Joseph Cummiskey	$3,025	$0	$19,775	$0	$135,271

[1]

The Registrant Contributions in 2012 column represents the Company’s matching contributions associated with the nonqualified 401(k) Supplemental Executive Retirement Plan. These dollars are included in the All Other Compensation column of the Summary Compensation Table. The nonqualified 401(k) Supplemental Executive Retirement Plan is discussed in more detail below.

[2]

The funds available under the nonqualified 401(k) Supplemental Executive Retirement Plan and their annual rate of return for the calendar year ended December 31, 2012, as reported by the administrator of the 401(k) Supplemental Executive Retirement Plan are as follows:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
BlackRock Core Bond Port Svc	7.01%	American Capital World Growth & Income A	19.12%
BlackRock US Govt Bond Port	2.59%	American Balanced Fund	14.19%
Calvert Income	8.63%	T. Rowe Retirement 2010 Adv	12.16%
American Century Small Cap Value Inv	16.70%	T. Rowe Retirement 2020 Adv	14.78%
Invesco Small Cap Growth Fund	18.35%	T. Rowe Retirement 2030 Adv	16.56%
T. Rowe Mid Cap Value Adv	19.27%	T. Rowe Retirement 2040 Adv	17.29%
Federated Kaufmann	17.31%	T. Rowe Retirement 2050 Adv	17.21%
T. Rowe Equity Income ADV	16.92%	T. Rowe Retirement Income Adv	9.78%
Fidelity Spartan 500 Index Fund	15.93%

[3]

Dividends on deferred stock units in the Deferred Compensation Plan are paid at the same rate as dividends on shares of the Company’s common stock. No annual bonus or incentive compensation under the Cash Incentive Plan has been deferred by the named executive officers.

Those amounts, as well as similar awards reported in the Summary Compensation Tables in prior years and matching contributions into the Company’s 401(k) Supplemental Executive Retirement Plan previously reported in the Summary Compensation Tables in prior years under All Other Compensation, are included in the Aggregate Balance at December 31, 2012 column and quantified below:

Name	Amount included in both Nonqualified Deferred Compensation Table and 2012 Summary Compensation Table ($)	Amount included in both Nonqualified Deferred Compensation Table and previously reported in Prior Years’ Summary Compensation Tables ($)
Michael P. McMasters	$74,599	$688,252
Stephen C. Thompson	$55,529	$167,531
Beth W. Cooper	$60,958	$150,819
Elaine B. Bittner	$34,051	$27,213
Joseph Cummiskey	$18,350	$104,544

Deferred Compensation Plan. Participants may elect to defer any percentage of their eligible compensation under the Deferred Compensation Plan, including performance-based compensation (as further defined in the plan document). Performance-based shares are awarded pursuant to our Equity Incentive Plan depending on the extent to which pre-established performance goals are met. Participants are entitled to deferred stock units on the deferred performance-based shares, to the extent earned. Dividends are paid on the deferred stock units in the same proportion and amount as dividends on the Company’s common stock. These dividends are then reinvested into additional deferred stock units. The deferred stock units will then be settled on a one-for-one basis in shares of the Company’s common stock.

Also under the Deferred Compensation Plan, a named executive officer may elect to defer any or all of his or her annual bonus compensation granted under the Cash Incentive Plan. Participants will receive earnings on deferred bonus compensation based on their selection of one or more indices. The indices were previously selected by the Compensation Committee. The deferred compensation will earn the applicable investment return(s) or loss(es) that it would have earned if the dollars had actually been invested in the funds.

In order to participate in the Deferred Compensation Plan, named executive officers are required to execute their written form of election on or before the period specified in the plan. An election to defer performance-based compensation must be completed at least six months before the plan year ends. An election related to non-performance based compensation is required to be completed prior to the beginning of the year for which the compensation will be earned. The named executive officer must indicate on the form whether he or she would like to receive the deferred compensation upon: (i) separation from service, (ii) a fixed future date, or (iii) the earlier or later of the separation from service or a fixed future date. The named executive officer must also indicate whether he or she would like to receive the deferred compensation in: (i) a lump sum, (ii) five annual installments, or (iii) ten annual installments.

If a named executive officer does not make a payment election, the default form of payment is a lump sum. In all cases, the election to defer compensation will be made in accordance with the deferral election timing requirements of Internal Revenue Code Section 409A and procedures established by the Compensation Committee. Also in accordance with Section 409A of the Internal Revenue Code, named executive officers will not be entitled to receive any payments until six months after his or her date of separation except under certain circumstances. Payments to the named executive officers may be accelerated according to the terms of the Deferred Compensation Plan, in the event of death, disability, change in control, or an unforeseeable emergency. Named executive officers will be individually responsible for any tax obligations related to deferring compensation under the Deferred Compensation Plan. Distributions of deferrals of annual bonus compensation will be paid in cash, while distributions of deferrals of performance shares will be paid in common stock.

Nonqualified 401(k) Supplemental Executive Retirement Plan. Participants in the nonqualified 401(k) Supplemental Executive Retirement Plan may elect to contribute a specified percentage of their compensation to the plan. The participant may also contribute any amount that exceeds the maximum contribution permitted under the Company’s qualified 401(k) Retirement Savings Plan. Participants may allocate their contributions and the Company’s matching contributions on these deferral amounts to one or more investment funds as provided in footnote 2 to the Non-Qualified Deferred Compensation Table on page 45.

At the time a participant elects to defer compensation in the nonqualified 401(k) Supplemental Executive Retirement Plan, the participant makes a corresponding distribution election. A participant may elect to receive the funds from his or her account upon separation from service. If a participant elects this form of payment, he or she would not be entitled to receive any payments until six months after his or her date of separation, unless the separation was a result of death or disability. A participant may also elect to receive funds on a fixed future date, or the earlier or later of the separation from service or a fixed future date. In all elections, a participant may request such funds to be paid in a lump sum, or five or ten annual installments. If a named executive officer does not make a payment election, the default form of payment is a lump sum.

Termination Provisions. The Company entered into an employment agreement with Mr. McMasters, which became effective on January 1, 2011. The Company also entered into new employment agreements with Mr. Thompson and Mmes. Cooper and Bittner, which became effective on January 1, 2013. These new employment agreements supersede and replace the previous employment agreements and amendments. All of the employment agreements provide for certain benefits if a named executive officer’s employment with us is voluntarily or involuntarily terminated. The initial term of the employment agreement for each named executive officer is three years. Each employment agreement automatically extends upon a “change in control,” as specifically defined in the employment agreement for two years from the date of a change in control. The Compensation Committee may renew each employment agreement for successive one-year terms.

Each of the named executive officer’s employment agreement contains a clawback provision. Under the clawback provision, all or any portion of an incentive award under the Cash Incentive Plan and Equity Incentive Plan or any future arrangement established by the Company is subject to repayment by the named executive officer, if the award was calculated based upon the achievement of certain financial results or other performance metrics that, in either case, were subsequently found to be materially inaccurate. If the Compensation Committee determines that the named executive officer engaged in misconduct, malfeasance or gross negligence in the performance of his or her duties that either caused or significantly contributed to the material inaccuracy in financial statements or other performance metrics, there is no time limit on this right of recovery. In all other circumstances, the right of recovery is limited to one year after the date of payment of each award. The right of recovery of payments automatically terminates upon a change in control except with respect to any right of recovery that has been asserted prior to such change in control.

Under the employment agreements, named executive officers are entitled to participate in all bonus, incentive compensation and performance-based compensation plans; all profit-sharing, savings and retirement benefit plans; all insurance, medical, health and welfare plans; all vacation and other employee fringe benefit plans; and other similar policies, plans or arrangements of the Company, all on a basis that is commensurate with his or her position and no less favorable than those generally applicable or made available to other named executive officers of the Company. Under the Company’s Equity Incentive Plan, each named executive officer is eligible for a target long-term equity-based incentive award as determined on an annual basis by the Compensation Committee in its discretion and in accordance with and subject to the terms of the Company’s Equity Incentive Plan. Under the Company’s Cash Incentive Plan each named executive officer is eligible for a target short-term cash incentive award, as determined on an annual basis by the Compensation Committee in its discretion and in accordance with and subject to the terms of the Company’s Cash Incentive Plan.

All of the employment agreements include covenants that protect our goodwill. These covenants are effective during the time that the named executive officer is employed with us and after termination of the agreement. These covenants relate to confidentiality of information; non-solicitation of employees; non-solicitation of third parties; non-competition; post-termination cooperation; and non-disparagement. The non-solicitation and non-competition covenants remain effective for one year after an executive officer terminates employment with us. If the named executive officer resigns for reasons related to certain acts of the Company after a change in control, these covenants would remain effective for fifteen months after the resignation. Under the employment agreements, payments are subject to compliance with these provisions and the execution and delivery (and non-revocation) of a release of claims against the Company and its officers, directors, employees and affiliates. In the event that a named executive officer does not comply with these provisions or does not deliver a release of claims, then payments would cease and any unpaid amounts are forfeited.

Termination During the Initial Term of the Employment Agreement. If the Company terminates or elects to not renew a named executive officer’s employment agreement at the end of the initial term of the agreement for any reason other than “for cause,” as specifically defined in the employment agreements, or the named executive officer’s death, then the named executive officer is entitled to receive, as severance compensation, his or her then monthly base compensation for one year after the termination date. The named executive officer’s compensation may be decreased provided that the decrease is made on a good faith basis and with reasonable justification. Termination for any reason other than “for cause” can also be referred to as termination “without cause” and can be initiated by either the named executive officer or the Company.

Generally, termination “without cause” can occur when the Company, acting in good faith, decreases a named executive officer’s position, compensation or benefits at which time the named executive officer may terminate his or her employment for “good reason.” The reduction in compensation or benefits may not be related to a company-wide reduction. Termination “without cause” can also occur if the Company terminates the named executive officer for reasons not related to a crime involving moral turpitude, theft from the Company, violation of non-competition or confidentiality obligations, or, following a cure period, gross negligence in fulfilling his or her responsibilities. Based upon a hypothetical termination date of December 31, 2012, and assuming the termination is “without cause” the named executive officers (or his or her estate) would have received a severance benefit, as described above, as follows: Michael P. McMasters $400,000; Stephen C. Thompson $310,000; Beth W. Cooper $274,300; and Elaine B. Bittner $224,100.

Termination During the Extended Term of the Employment Agreement. The employment agreements include provisions that are designed to help retain the named executive officers in the event of a change in control of the Company. The Board believes that these provisions are appropriate to address the uncertainties and potential distractions resulting from any threatened or actual change in control. In accordance with the agreements, a change in control occurs upon one of several events involving the replacement of a majority of the members of our Board, the acquisition of ownership of our stock, or the acquisition of significant assets of the Company.

Under each named executive officer’s employment agreements, if a named executive officer’s employment was terminated, after a change in control, by the named executive officer for “good reason” or by the Company “without cause,” as specifically defined in the employment agreement and as described in the Termination During the Initial Term of the Employment Agreement section above, he or she would be entitled to receive, in addition to the sum of all accrued but unpaid amounts due, a single lump sum payment (provided such termination occurs within two years of a change in control) in cash based on the sum of the following:

•	Current monthly base compensation multiplied by 24 (multiplied by 36 for Mr. McMasters).

•	Average of the cash incentive awards paid over the prior three calendar years, multiplied by two (multiplied by three for Mr. McMasters).

•	Payment equal to the Company’s contributions to the Company’s savings plan that would have been vested at the end of 24 months (36 months for Mr. McMasters).

Upon a change in control, each named executive officer’s monthly base compensation may increase by such amounts as the Board may determine from time to time based, in part, on an annual review of the named executive officers’ compensation and performance. In no event would a named executive officer’s base compensation be decreased. Each named executive officer would continue to receive health and other insurance benefits for the remainder of the term of his or her employment agreement. If the named executive officer is terminated, all unearned equity compensation is also immediately earned at the maximum level. In addition, each named executive officer would receive any benefits that he or she otherwise would have been entitled to receive under our 401(k) Retirement Savings Plan and 401(k) Supplemental Executive Retirement Savings Plan, as of the date of termination, although these benefits are not increased.

The total severance amount payable to a named executive officer following a change in control is capped at one dollar less than the amount that would be subject to Internal Revenue Code Section 280G. As a result, no excise tax would be levied nor would there be any loss of tax deductibility to the Company as a result of making the severance payment. If the severance as computed exceeds this limitation, the amount payable will be unilaterally reduced to the amount necessary to avoid exceeding the limitations under Internal Revenue Code Section 280G.

Based upon a hypothetical termination date of December 31, 2012, under the terms and conditions of the employment agreements, estimated payments or benefits in connection with a change in control, using $45.40, the closing market price per share of our common stock on December 31, 2012, would have been as follows:

	Michael P. McMasters	Stephen C. Thompson	Beth W. Cooper	Elaine B. Bittner
Base Salary (based upon severance multiple)	$1,200,000	$620,000	$520,000	$430,000
Annual Cash Bonus (based upon severance multiple)[1]	$462,025	$177,307	$161,807	$99,837
Healthcare and Other Insurance Benefits[2]	$52,617	$34,921	$34,487	$14,719
Unpaid Equity Incentive Compensation[3]	$856,630	$544,800	$544,800	$435,840

Total	$2,571,272	$1,377,028	$1,261,093	$980,397
Reduced to Not Exceed the IRC 280G Limit[4]	$669,319	$—	$84,841	$313,276

Net Amount Payable to Executive	$1,901,955	$1,377,028	$1,176,252	$667,120

[1]

For each named executive officer, the average of the cash incentive awards under the Cash Incentive Plan for the years 2009, 2010 and 2011, multiplied by the respective severance multiple. In addition, each named executive officer is entitled to receive his or her applicable annual cash incentive award that was earned in 2012 as set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

[2]

Based upon the expected healthcare cost per employee for 2012, as provided by the Company’s third-party administrator, as well as the term life insurance paid by the Company, and continued coverage for life, accidental death and dismemberment, and long-term disability insurance.

[3]	These represent the maximum awards under the 2011-2013 and 2012-2014 performance periods. The awards are valued at $45.40, the year-end closing price.
[4]

The total severance amount payable to a named executive officer following a change in control is capped at one dollar less than the amount that would be subject to Internal Revenue Code Section 280G. Pursuant to Section 280G, this amount is calculated by multiplying three times the five-year average of the executive officer’s W-2 compensation.

Upon a change in control, each named executive officer would be entitled to receive the amounts deferred under the Deferred Compensation Plan, in the form of a lump sum payment. Under the 401(k) Supplemental Executive Retirement Plan, each named executive officer would likewise be entitled to a lump sum payment equal to the value in his or her account upon a change in control.

In accordance with the Treasury Regulations issued under Section 409A of the Internal Revenue Code, each named executive officer’s employment agreement provides that if a separation from service occurs: (i) within two years of a change in control, benefits will be paid in a lump sum, or (ii) more than two years after the change in control, the benefits will be paid in equal installments over a one year period. In addition, each employment agreement provides that benefits paid upon a separation from service will be subject to a six-month delay in the commencement of payment if required by Section 409A of the Internal Revenue Code. The named executive officer will pay the full amount for benefits extended during the six-month delay period (to be reimbursed by the Company with interest) if this delay provision applies.

Joseph Cummiskey. Effective February 24, 2012, and prior to the payment of any cash incentive or equity incentive awards for the period ended December 31, 2011, Mr. Cummiskey resigned as an officer of the Company. In connection with his resignation, the Company and Mr. Cummiskey executed a Separation Agreement and Release on February 25, 2012 (the “Separation Agreement”) which provided for a separation payment in lieu of all cash incentive and equity incentive awards which Mr. Cummiskey may have otherwise received, including a cash incentive award for the 2011 performance period, equity incentive awards for the 2010-2011, 2010-2012 and 2011-2013 performance periods, and certain other amounts to which Mr. Cummiskey may have been entitled. The cash and equity incentive awards granted by the Compensation Committee in January 2012 were forfeited upon Mr. Cummiskey’s resignation and pursuant to the terms of the Separation Agreement.

Pursuant to the terms of the Separation Agreement, Mr. Cummiskey’s separation payment consisted of: (i) the payment of $181,500 as follows: (a) $91,500 paid on March 1, 2012 and (b) nine additional payments in the amount of $10,000 each, which were paid on the first business day coincident with or next following the first day of each calendar month from April through December 2012, and (ii) the transfer to Mr. Cummiskey of title to his Company vehicle valued at $15,848 (the “Separation Payment”). The Separation Payment did not affect Mr. Cummiskey’s right to receive any accrued but unpaid salary, vacation pay, reimbursement for properly documented and incurred business expenses, or other amounts vested, due and owing under Company benefit plans as of the date of his resignation, including deferred compensation as disclosed under the section titled Nonqualified Deferred Compensation on page 45 of this Proxy Statement. Mr. Cummiskey joined the Company after December 31, 1998 and therefore was not eligible to participate in the Pension Plan, nor did he participate in the Pension Supplemental Executive Retirement Plan.

The Company previously entered into an employment agreement with Mr. Cummiskey dated December 31, 2009. The terms of Mr. Cummiskey’s employment agreement were similar to the terms of the employment agreements for the other named executive officers. Mr. Cummiskey’s employment agreement terminated effective upon his resignation from the Company on February 24, 2012, with certain covenants surviving for a period of time thereafter, including confidentiality of information; non-solicitation of employees; non-solicitation of third-parties; non-competition; post-termination cooperation; and non-disparagement.

Please also refer to the 2012 Summary Compensation Table on page 40 of this Proxy Statement for additional information on Mr. Cummiskey’s compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Richard Bernstein, Chair, Joseph E. Moore, Calvert A. Morgan, Jr. and Dianna F. Morgan serve as members of the Compensation Committee of the Board. Each member of the Compensation Committee is solely independent of the Company as required by the NYSE listing standards. No member of the Compensation Committee, at any time, has been employed by the Company, or been a participant in a related person transaction with the Company.

There were no Compensation Committee interlocks or insider (employee) participation during 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides the number of shares of our common stock beneficially owned as of March 15, 2013 by each director, by each named executive officer named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of the directors and named executive officers as a group. The table shows shares held in the qualified 401(k) Retirement Savings Plan, deferred stock units credited under the Deferred Compensation Plan, and total shares beneficially owned by each individual, including the shares in the respective plans. There have been no shares of our common stock pledged as security by a director, named executive officer, or all directors and named executive officers as a group. The Company has an anti-hedging and pledging of securities policies as described on page 24 of this Proxy Statement. The table also provides information for each other person known to us to beneficially own five percent or more of our common stock.

Beneficial Ownership as of March 15, 2013
Name of Beneficial Owner	Qualified 401(k) Retirement Savings Plan	Deferred Compensation Plan[1]	Total Shares Owned Beneficially[2,3]	Percent of Class
Ralph J. Adkins	—	—	55,985	*
Eugene H. Bayard	—	—	15,665	*
Richard Bernstein	—	—	43,103	*
Elaine B. Bittner	4,397	—	8,223	*
Thomas J. Bresnan	—	3,946	9,496	*
Beth W. Cooper	6,717	—	24,124	*
Thomas P. Hill, Jr.	—	921	10,624	*
Dennis S. Hudson, III	—	—	4,236	*
Paul L. Maddock, Jr.	—	—	27,299	*
J. Peter Martin	—	—	12,900	*
Michael P. McMasters	11,829	26,557	64,305	*
Joseph E. Moore	—	2,257	14,148	*
Calvert A. Morgan, Jr.	—	—	25,800	*
Dianna F. Morgan	—	—	4,085	*
John R. Schimkaitis[4]	—	—	95,964	1.00%
Stephen C. Thompson	13,084	—	43,941	*

Executive Officers and Directors as a Group	36,027	33,681	459,898	4.78%

* Less than one percent.

Name of Investment Advisor
BlackRock, Inc.[5] 40 East 52nd Street New York, NY 10022	—	—	639,729	6.67%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 20202	—	—	536,459	5.59%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	—	—	534,548	5.57%

[1]

The Deferred Compensation Plan enables non-employee directors to defer all or a portion of their meeting fees and annual retainers on a pre-tax basis. The named executive officers can also defer cash incentive awards and equity incentive awards on a pre-tax basis under the Deferred Compensation Plan. See the descriptions of the Deferred Compensation Plan on pages 27 and 46.

[2]

Unless otherwise indicated in a footnote, each director or named executive officer possesses sole voting and sole investment power with respect to his or her shares shown in the table. No director or named executive officer owns more than one percent of the outstanding common stock of the Company, except Mr. Schimkaitis. All directors and named executive officers as a group own 4.78 percent of the Company’s outstanding shares as of March 15, 2013.

[3]

Voting rights are shared with spouses and other trustees in certain accounts for Ralph J. Adkins (1,800), Thomas J. Bresnan (5,550 shares), Beth W. Cooper (1,151 shares), Paul L. Maddock, Jr. (12,000 shares), Joseph E. Moore (8,761) and Calvert A. Morgan, Jr. (9,450 shares). Independent accounts are held by the spouses of Ralph J. Adkins (3,441 shares), Thomas P. Hill, Jr. (4,738 shares), Michael P. McMasters (33 shares) and John R. Schimkaitis (200 shares).

[4]

In January 2011, Mr. Schimkaitis retired as Chief Executive Officer of the Company and received a reduced early retirement payment under the Pension Plan. Mr. Schimkaitis received his distribution in the form of a lump sum after providing property equal to 125 percent of the restricted portion of the lump sum in accordance with the Internal Revenue Code’s tax requirements. Currently, Mr. Schimkaitis has deposited 20,000 shares in escrow to satisfy the requirement. This property was placed in escrow, with oversight by a third party escrow agent. Until the Pension Plan is fully funded, as defined under the Internal Revenue Code, each year an amount equal to the value of payments that would have been paid to Mr. Schimkaitis if he had elected the life annuity form of distribution will become unrestricted and returned to Mr. Schimkaitis, subject to the remaining property retaining a minimum market value.

[5]

According to their report on Schedule 13G/A, filed on February 6, 2013, BlackRock, Inc. (“BlackRock”) was deemed to beneficially own 639,729 shares, or 6.67 percent, of our common stock. According to the Schedule 13G/A, BlackRock had sole power to vote and to dispose of 639,729 shares. BlackRock’s Schedule 13G/A, as filed with the Securities and Exchange Commission, certified that it acquired the shares of our common stock in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

[6]

According to their report on Schedule 13G, filed on February 13, 2013, T. Rowe Price Associates, Inc. (“T. Rowe Price”) was deemed to beneficially own 536,459 shares, or 5.59 percent, of our common stock. According to the Schedule 13G, T. Rowe Price had sole power to vote 82,490 shares and to dispose of 536,459 shares. T. Rowe Price’s Schedule 13G, as filed with the Securities and Exchange Commission, certified that it acquired the shares of our common stock in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

[7]

According to their report on Schedule 13G/A, filed on February 12, 2013, The Vanguard Group (“Vanguard”) was deemed to beneficially own 534,548 shares, or 5.57 percent, of our common stock. According to the Schedule 13G/A, Vanguard had sole power to vote 14,766 shares and to dispose of 520,382 shares. Vanguard’s 13G/A, as filed with the Securities and Exchange Commission, certified that it acquired the shares of our common stock in the ordinary course of business and not for the purpose of changing or influencing the control of the Company.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans. The following table sets forth the remaining number of shares authorized for issuance under the equity compensation plans of the Company as of December 31, 2012 which were approved by the stockholders:

Equity Compensation Plans Approved by Stockholders	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2006 Performance Incentive Plan	317,785
2005 Directors Stock Compensation Plan	12,311
2005 Employee Stock Award Plan	23,100

Total	353,196

There are no equity plans that were not previously approved by the Company’s stockholders. The Company is requesting that stockholders consider and approve Chesapeake’s Omnibus Equity Plan (Proposal 2 in this Proxy Statement), which would facilitate the future issuance of equity awards for directors, executive officers and employees. If approved by stockholders, the Omnibus Equity Plan would ensure that directors, executive officers and employees’ interests continue to be aligned with our stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors hereby provides the following report with respect to the Company’s audited financial statements for the year ended December 31, 2012.

The Committee has reviewed and discussed the Company’s audited financial statements with management. The Committee has discussed with the Company’s independent auditors, ParenteBeard LLC (“ParenteBeard”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Committee has received the written disclosures and the letter from ParenteBeard required by applicable requirements of the PCAOB regarding ParenteBeard’s communications with the Committee concerning independence, and has discussed with ParenteBeard its independence. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

THE AUDIT COMMITTEE

Thomas J. Bresnan (Chair)

Thomas P. Hill, Jr.

Dennis S. Hudson, III

J. Peter Martin

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 28, 2012, ParenteBeard was appointed by the Audit Committee as the Company’s independent registered public accounting firm for the year ended December 31, 2012. The aggregate fees billed to the Company and its subsidiaries by ParenteBeard for services performed in 2012 are set forth below.

Audit Fees. The aggregate fees billed to the Company and its subsidiaries by ParenteBeard in 2012 and 2011 totaled $742,625 and $751,155, respectively. These fees were all related to professional services rendered in conjunction with the audits of our financial statements included in our Annual Report on Form 10-K; the reviews of the financial statements included in our Quarterly Reports on Form 10-Q; the audits of internal control over financial reporting; and services in conjunction with ParenteBeard’s consents associated with the Company’s registration statement that was filed with the SEC in December 2011, and as subsequently amended.

Audit-Related Fees. The Company engaged ParenteBeard in 2012 and 2011 to perform annual audits on our benefit plans. The audits covered the plan periods of January 1, 2011 through December 31, 2011 and January 1, 2010 through December 31, 2010. Additionally, they were engaged to perform due diligence reviews related to acquisitions and potential acquisitions, accounting consultations and audits in connection with acquisitions. The aggregate fees billed for audit-related services were $72,133 and $67,665 for 2012 and 2011, respectively.

Tax Fees. The Company did not engage ParenteBeard to provide any tax services in 2012 or 2011.

All Other Fees. The Company did not engage ParenteBeard to provide any services in 2012 or 2011 other than those identified above.

Audit Committee’s Pre-Approval Policies and Procedures. Under the policy adopted by the Audit Committee, all audit and non-audit services provided to the Company by its independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee approved 100 percent of all audit and non-audit services provided to the Company by ParenteBeard. The Audit Committee has delegated to the Chair of the Audit Committee (and may delegate authority to any other member of the Audit Committee) authority to pre-approve up to $40,000 in audit and non-audit services, which authority may be exercised when the Audit Committee is not in session. Any approvals granted pursuant to delegated authority must be reported to the Audit Committee at the next regularly scheduled meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

In order to be considered for inclusion in our Proxy Statement for the Annual Meeting to be held in 2014, stockholder proposals must be submitted in writing and received at our principal executive offices on or before November 30, 2013. Written proposals should be directed to the following: Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

Under the Company’s Bylaws, as amended and restated on December 4, 2012, a stockholder wishing to bring an item of business before an annual meeting of stockholders must provide timely notice in writing to the Corporate Secretary of the Company. To be timely, the stockholder’s notice must be received by the Company at its principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. The Company’s Bylaws also provide for certain requirements in the event our annual meeting is more than 30 days before or more than 60 days after such anniversary date. A stockholder’s notice to the Corporate Secretary must contain the information set forth in the Company’s Bylaws. This information includes, but is not limited to, a description of the business to be brought before the meeting, Ownership and Rights Information (as defined in the Bylaws), and any other information that would be required to be made in connection with the solicitation of proxies. The stockholder is also required to include a representation as to the accuracy of the information that is being provided. With respect to stockholder proposals for director nominees, please see the additional requirements under Director Nomination Process on page 21.

HOUSEHOLDING RULES

Under SEC rules, brokers and banks that hold stock for the account of their customers are permitted to deliver single copies of proxy statements and annual reports to two or more stockholders that share the same address, if the stockholders at the address have the same last name or the broker or bank reasonably believes that the stockholders are members of the same family. If a stockholder who holds shares through a broker or bank, received from the broker or bank, a notice stating that the broker or bank intends to send only one copy of such material to the stockholder’s household, and none of the members of the household objected, they are deemed to have consented to this arrangement. A stockholder who, in accordance with these rules, received only a single copy of this Proxy Statement or the 2012 Annual Report and would like to receive a separate copy of these materials, or separate copies of future proxy statements and annual reports, should submit a written or oral request to the Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904 or (888) 742-5275.

Stockholders sharing the same address who hold shares through a broker or bank and who are receiving multiple copies of our proxy statements and annual reports may request a single copy by contacting their broker or bank.

ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

THE COMPANY FILED ITS ANNUAL REPORT ON FORM 10-K FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2012 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO) WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a -1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WE WILL PROVIDE YOU WITH A COPY OF THIS DOCUMENT, FREE OF CHARGE, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company’s directors and executive officers, and any beneficial owner of more than 10 percent of our common stock, to file reports with the SEC. These include initial reports and reports of changes in the individual’s beneficial ownership of the Company’s common stock. Such persons are also required by SEC regulations to furnish the Company with copies of such reports. To our knowledge, based solely on the review of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, the Company believes that during the year ended December 31, 2012 all directors and executive officers filed on a timely basis the reports required by Section 16(a), except for a filing made on behalf of Mr. Schimkaitis on February 14, 2013. The filing should have been made in May 2012. Mr. Schimkaitis held shares in a brokerage account that was previously titled in the names of Mr. Schimkaitis and his spouse. Mr. Schimkaitis removed his name from the account, and the account became titled in his spouse’s name. Mr. Schimkaitis continues to hold investment power over the shares. We are not aware of any person or entity that beneficially owns more than ten percent of the Company’s common stock.

OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting. In accordance with our Bylaws, other business may be properly brought before the meeting or at any adjournment meeting. The individuals that have been designated as Proxies will vote pursuant to their discretion on any matter that is properly brought before the meeting.

Sincerely,

Beth W. Cooper

Corporate Secretary

Appendix A

CHESAPEAKE UTILITIES CORPORATION

2013 STOCK AND INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan.

The purpose of this Plan is to enhance shareholder value by linking the compensation of officers, directors and employees of the Company to increases in the price of Chesapeake Utilities Corporation common stock and the achievement of other performance objectives, and to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. The Plan is also intended to assist the Company in the recruitment of new employees and to motivate, retain and encourage such employees and directors to act in the shareholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator. The Administrator shall, in its sole discretion, determine which entities are classified as Affiliates and designated as eligible to participate in this Plan.

(c) “Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award, Option, Stock Appreciation Right, Stock Unit, or Other Stock-Based Award granted in accordance with the terms of the Plan, or any other property (including cash) granted pursuant to the provisions of the Plan.

(e) “Awardee” means an Employee, Director or Consultant who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, Restricted Stock Unit Agreement or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. The Award Agreement shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement.

(g) “Board” means the Board of Directors of the Company.

(h) “Change of Control” shall mean, except as otherwise provided in an Award Agreement, one of the following shall have taken place after the date of this Agreement:

(i) any one person, or group of owners of another corporation who acting together through a merger, consolidation, purchase, acquisition of stock or the like (a “Group”), acquires ownership of Shares of the Company that, together with the Shares held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Shares of the Company (or other voting securities of the Company then outstanding). However, if such person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Shares (or other voting securities of the Company then outstanding) before this transfer of the Company’s Shares (or other voting securities of the Company then outstanding), the acquisition of additional Shares (or other voting securities of the Company then outstanding) by the same person or Group shall not be considered to cause a Change of Control of the Company; or

(ii) any one person or Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of Shares (or other voting securities of the Company then outstanding) of the Company possessing thirty-five percent (35%) or more of the total voting power of the Shares (or other voting securities then outstanding) of the Company where such person or Group is not merely acquiring additional control of the Company; or

(iii) a majority of members of the Company’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election (the “Incumbent Board”), but excluding, for purposes of determining whether a majority of the Incumbent Board has endorsed any candidate for election to the Board, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Company’s Board; or

(iv) any one person or Group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or Group) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change of Control if the assets are transferred to:

(1)	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2)	an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(3)	a person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(4)	an entity, at least fifty percent (50%) of the total value or voting power of which is owned directly or indirectly, by a person described in subparagraph (h)(i), above; or

(v) Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

However, no Change of Control shall be deemed to have occurred with respect to a Participant by reason of (1) any event involving a transaction in which the Participant or a group of persons or entities with which the Participant acts in concert, acquires, directly or indirectly, more than thirty percent (30%) of the Shares or the business or assets of the Company; or (2) any event involving or arising out of a proceeding under Title 11 of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law.

Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.

(i) “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or, in the absence of any such special appointment, the Compensation Committee of the Board.

(k) “Common Shares” means the common stock, par value $0.4867 per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

(l) “Company” means Chesapeake Utilities Corporation, a Delaware corporation, or, except as utilized in the definition of Change of Control, its successor.

(m) “Consultant” means an individual providing services to the Company or any of its Affiliates as an independent contractor, and includes prospective consultants who have accepted offers of consultancy for the Company or any of its Affiliates, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

(n) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(o) “Director” means a member of the Board. Any Director who does not serve as an employee of the Company is referred to herein as a “Non-employee Director.”

(p) “Disability” means (i) “Disability” as defined in any employment, consulting or similar agreement to which the Participant is a party, or (ii) if there is no such agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(r) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer or Director who is also a regular, active employee of the Company or any Affiliate. The Administrator shall determine whether the Chairman of the Board qualifies as an “Employee.” For any and all purposes under the Plan, the term “Employee” shall not include a person hired as a leased employee, Consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(s) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended and any successor thereto.

(t) “Fair Market Value” means the closing price for the Common Shares reported on a consolidated basis on the primary national securities exchange on which such Common Shares are traded on the date of measurement, or if the Common Shares were not traded on such measurement date, then on the next preceding date on which Common Shares were traded, all as reported by such source as the Committee may select. If the Common Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(u) “Grant Date” means, with respect to each Award, the date upon which the Award is granted to an Awardee pursuant to this Plan, which may be a designated future date as of which such Award will be effective, as determined by the Committee.

(v) “Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

(w) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a right granted under Section 8 of the Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

(z) “Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

(aa) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(bb) “Plan” means this 2013 Stock and Incentive Compensation Plan, as set forth herein and as hereafter amended from time to time.

(cc) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(dd) “Retirement” means, unless the Administrator determines otherwise, voluntary Termination of Employment by a Participant from the Company and its Affiliates after (i) attaining age 65 or (ii) attaining age 60 and having completed at least 10 years of service for the Company and its Affiliates, excluding service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company.

(ee) “Securities Act” means the United States Securities Act of 1933, as amended.

(ff) “Share” means a Common Share, as adjusted in accordance with Section 15 of the Plan.

(gg) “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

(hh) “Stock Award” means an award or issuance of Shares made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ii) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Stock Unit Award” means an award or issuance of Stock Units made under Section 12 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including, without limitation, continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Unit Award Agreement”).

(kk) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock, in one of the other corporations in such chain.

(ll) “Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any Affiliate, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, a Participant’s Termination of Employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

(mm) “Termination of Employment” means, for purposes of this Plan, unless otherwise determined by the Administrator, ceasing to be an Employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant’s employment with, or membership on, a board of directors of the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a Non-employee Director capacity or as an Employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an Employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. In addition, Termination of Employment shall mean a “separation from service” as defined in regulations issued under Code Section 409A whenever necessary to ensure compliance therewith for any payment or settlement of a benefit conferred under this Plan that is subject to such Code section, and, for such purposes, shall be determined based upon a reduction in the bona fide level of services performed to a level equal to twenty percent (20%) or less of the average level of services performed by the Employee during the immediately preceding 36-month period.

3. Stock Subject to the Plan.

(a) Aggregate Limit. Subject to the provisions of Section 15(a) of the Plan, the maximum aggregate number of Shares which may be subject to or delivered under Awards granted under the Plan is 475,000 Shares, less one Share for every one Share granted under any prior plan after December 31, 2012. After the Effective Date of the Plan (as provided in Section 6), no awards may be granted under any prior plan. Shares subject to or delivered under Conversion Awards shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan. The Shares issued under the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Prior plans include the 2006 Performance Incentive Plan, the Employee Stock Award Plan and the Directors Stock Compensation Plan.

(b) Code Section 162(m) and 422 Limits; Other Share Limitations. Subject to the provisions of Section 15(a) of the Plan, no Participant may be granted under this Plan (i) Options or Stock Appreciation Rights during any calendar year with respect to more than seventy-five thousand (75,000) Shares, and (ii) Stock Awards, Stock Unit Awards and Other Stock-Based Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares under which more than fifty thousand (50,000) Shares may be earned for each calendar year (or other 12 month period) in the vesting or performance period. During any calendar year, no Participant may be granted an Award that is intended to comply with the performance-based exception under Code Section 162(m) and is denominated in cash under which more than three million dollars ($3,000,000) may be earned for each calendar year (or other 12 month period) in the performance period. The foregoing limitations in this section shall be multiplied by two with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Affiliates. Subject to the provisions of Section 15(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan shall not exceed thirty three percent (33%) of the total aggregate number of Shares that may be subject to or delivered under Awards under the Plan, as the same may be amended from time to time. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 15(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Limit on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-employee Director during any single calendar year shall not exceed four thousand (4,000) Shares or two hundred thousand dollars ($200,000) in Grant Date Fair Market Value, whichever is greater.

(d) Share Counting Rules.

(i) For purposes of this Section 3 of the Plan, Shares subject to Awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part) shall not reduce the aggregate number of Shares which may be subject to or delivered under Awards granted under this Plan and shall be available for future Awards granted under this Plan. In addition, if any Shares subject to an award under any prior plan are canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part) after December 31, 2012, then such Shares subject to an award under any prior plan shall, to the extent of such cancellation, expiration, settlement in cash, non-issuance or forfeiture, again be available for grant under this Plan on a one-for-one basis. Notwithstanding the foregoing, Shares added back under the provisions of this subsection (d) shall not be counted when determining the limit on Shares that may be granted as Incentive Stock Options under subsection (b), above.

(ii) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee, and Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee, such Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis. Similarly, if any Shares subject to an award under any prior plan are, after December 31, 2012, either retained by the Company in payment or satisfaction of the purchase price of an award or the tax withholding obligation of an awardee, or if Shares are delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an award or the tax withholding obligation of an awardee under a prior plan, then such Shares subject to an award under any prior plan shall, to the extent of such tendering or withholding, again be available for grant under this Plan on a one-for-one basis.

(iii) Conversion Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on Awards to a Participant under subsection (b), above, nor shall Shares subject to a Conversion Award again be available for an Award under the Plan as provided in this subsection (d).

4. Administration of the Plan.

(a)	Procedure.

(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), Awards to “covered employees” (within the meaning of Code Section 162(m)) or to Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. References herein to the Administrator in connection with Awards intended to qualify as “performance-based compensation” shall mean a Committee meeting the “outside director” requirements of Code Section 162(m). Notwithstanding any other provision of the Plan, the Administrator shall not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iv) Other Administration. To the extent required by the rules of the principal U.S. national securities exchange on which the Shares are traded, the members of the Committee shall also qualify as “independent directors” as set forth in such rules. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v) Awards to Directors. The Board shall have the power and authority to grant Awards to Non-employee Directors, including the authority to determine the number and type of awards to be granted; determine the terms and conditions, not inconsistent with the terms of this Plan, of any award; and to take any other actions the Board considers appropriate in connection with the administration of the Plan.

(vi) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Non-employee Directors, Consultants and Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of Common Shares to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Employees, Consultants and Non-employee Directors;

(iv) to approve forms of Award Agreements;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the minimum vesting provisions under the Plan, if any, and the plan amendment provisions set forth in Section 16 of the Plan, and (B) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control;

(xi) to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including, without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resale or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

(xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Indemnity. To the extent allowable under Applicable Law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan, and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5. Eligibility.

Awards may be granted only to Directors, Employees and Consultants of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries (within the meaning of Section 424(f) of the Code).

6. Term of Plan.

The Plan shall become effective upon its approval by shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by the shareholders of the Company (the “Effective Date”) unless terminated earlier under Section 16 of the Plan.

7. Term of Award.

Subject to the provisions of the Plan, the term of each Award shall be determined by the Administrator and stated in the Award Agreement, and may extend beyond the termination of the Plan. In the case of an Option or a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions regarding the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date, except with respect to Conversion Awards.

(c) No Option Repricings. Subject to Section 15(a) of the Plan, the exercise price of an Option may not be reduced without shareholder approval, nor may outstanding Options be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without shareholder approval.

(d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator and as specified in the Option Agreement. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price, if any, shall be refunded to the Awardee in cash if the surrendered Shares were held for a period of more than six (6) months on the date of surrender);

(iv) subject to any conditions or limitations established by the Administrator, the Company withholding Shares otherwise issuable upon exercise of an Option;

(v) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator and in compliance with Applicable Law;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vii) any combination of the foregoing methods of payment, provided, however, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired to the extent required by applicable law.

(g) Procedure for Exercise; Rights as a Shareholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable Option Agreement.

(ii) An Option shall be deemed exercised when (A) the Company receives (1) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option and (2) full payment for the Shares with respect to which the related Option is exercised, and (B) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

(iii) Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(h) Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Option. Unless otherwise provided in the Award Agreement, (w) upon termination from membership on the Board by a Non-employee Director, any Option held by such Director that (1) has not vested and is not exercisable as of the effective date of such termination from membership on the Board shall be subject to immediate cancellation and forfeiture, or (2) is vested and exercisable as of the effective date of such termination shall remain exercisable for one year thereafter, or the remaining term of the Option, if less; (x) upon Termination of Employment due to Disability or Death, any Option held by such Employee that is vested and exercisable as of the effective date of such Termination of Employment shall remain exercisable for three years after such Termination of Employment due to Disability or one year after such Termination of Employment due to Death, or, in either case, the remaining term of the Option, if less; (y) any Option held by an Awardee at Retirement that is vested and exercisable as of the effective date of such Retirement will remain outstanding for three years or the remaining term of the option, if less; and (z) any other Termination of Employment shall result in immediate cancellation and forfeiture of all outstanding Options that have not vested as of the effective date of such Termination of Employment, and any vested and exercisable Options held at the time of such Termination of Employment shall remain exercisable for ninety (90) days thereafter, or the remaining term of the Option, if less. Notwithstanding the foregoing, all outstanding and unexercised Options shall be immediately cancelled in the event of a Termination for Cause.

9. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only Employees (who qualify as employees under Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such Employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. The Option Agreement must provide that an Incentive Stock Option is not transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code. If any such terms and conditions, as of the Grant Date or any later date, do not so comply, the Option will be treated thereafter for tax purposes as a Nonqualified Stock Option.

10. Stock Appreciation Rights.

A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate exercise price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 of the Plan. However, any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, and shall be based on the Fair Market Value of one Share on the Grant Date or, if applicable, on the Grant Date of the Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code). Subject to the provisions of Section 8 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

11. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Committee.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of Stock Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code (a “Performance Stock Award”) shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. Stock Awards for which vesting is not based on the attainment of performance criteria are referred to as “Restricted Stock Awards.”

(c) Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Award. Unless otherwise provided in the Award Agreement, (y) a Termination of Employment due to Disability, death or Retirement or termination from membership on the Board by a Non-employee Director due to Disability or death shall result in vesting of a prorated portion of any Stock Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability, death or Retirement or termination from membership on the Board by a Non-employee Director due to Disability or death occurs over the total number of months in such period; and (z) any other Termination of Employment or termination from membership on the Board by a Non-employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Awards.

(d) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Any certificate issued in respect of a Restricted Stock Award shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Chesapeake Utilities Corporation 2013 Stock and Incentive Compensation Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Shares covered by such Award. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber a Stock Award.

12. Stock Unit Awards and Other Stock-Based Awards.

(a) Stock Unit Awards. Each Stock Unit Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Unit Award or a formula for determining such number, (ii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Unit Award, and (vi) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator. Awards with vesting conditions that are based upon performance criteria and level of achievement versus such criteria are referred to as “Performance Stock Unit Awards” and Awards with vesting conditions that are based upon continued employment or the passage of time are referred to as “Restricted Stock Unit Awards.” The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Committee.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of Stock Unit Awards issued to Employees may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock Unit Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

(c) Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Unit Award. Unless otherwise provided in the Award Agreement, (y) a Termination of Employment due to Disability, death or Retirement or termination from membership on the Board by a Non-employee Director due to Disability or death shall result in vesting of a prorated portion of any Stock Unit Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability, death or Retirement or termination from membership on the Board by a Non-employee Director due to Disability or death occurs over the total number of months in such period; and (z) any other Termination of Employment or termination from membership on the Board by a Non-employee Director shall result in immediate cancellation and forfeiture of all outstanding, unvested Stock Unit Awards.

(d) Rights as a Shareholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

(e) Other Stock-Based Award. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares), as well as any cash based bonus based on the attainment of Qualifying Performance Criteria as described in Section 13(b), in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares or pursuant to attainment of a performance goal. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined by the Administrator.

(f) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares or a target amount of cash, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. Notwithstanding anything to the contrary herein, the performance criteria for any Other Stock-Based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate and otherwise within the time period required by the Code and the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.

(g) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines.

(h) Termination of Employment or Board Membership. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a termination from membership on the Board by a Non-employee Director for any reason or a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award. Unless otherwise provided in the Award Agreement, (y) a Termination of Employment due to Disability, death or Retirement or termination from membership on the Board by a Non-employee Director due to Disability or death shall result in vesting of a prorated portion of any Other Stock-Based Award, based upon the full months of the applicable performance period, vesting period or other period of restriction elapsed as of the end of the month in which the Termination of Employment due to Disability, death or Retirement or termination of Board membership due to Disability or death occurs over the total number of months in such period; and (z) any other Termination of Employment or termination from Board membership shall result in immediate cancellation and forfeiture of all outstanding, unvested Other Stock-Based Awards.

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment or transfer shall be of no effect prior to the date an Award is vested and settled. The Administrator may only make an Award transferable to an Awardee’s family member or any other person or entity provided the Awardee does not receive consideration for such transfer. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary, business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award or by duly adopted resolution: (i) basic or diluted earnings per share; (ii) cash flow or free cash flow or net cash from operating activity; (iii) earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); (iv) growth in earnings or earnings per share; (v) stock price or change in stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital or change in working capital; (ix) return on assets or operating assets; (x) return on investments; (xi) revenue or gross profits; (xii) revenue growth; (xiii) earnings before interest, taxes, depreciation and amortization; (xiv) net income or net income growth; (xv) pretax income before allocation of corporate overhead and bonus; (xvi) operating income or net operating income or operating income growth; (xvii) operating profit or net operating profit (whether before or after taxes); (xviii) operating margin or operating margin growth; (xix) return on operating revenue; (xx) working capital or net working capital; (xxi) any other Generally Accepted Accounting Principles (“GAAP”) financial measures; (xxii) market share; (xxiii) capital expenditures; (xxiv) capital expenditures as a percentage of total capitalization; (xxv) overhead or other expense or cost reduction; (xxvi) growth in shareholder value relative to the moving average of a peer group or equity market index; (xxvii) credit rating; (xxviii) asset quality; (xxix) cost saving levels; (xxx) core non-interest income; (xxxi) strategic plan development and implementation; (xxxii) improvement in workforce diversity; (xxxiii) customer satisfaction; (xxxiv) employee satisfaction; (xxxv) management succession plan development and implementation; and (xxxvi) employee or customer retention. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and Award amounts (subject to the right of the Administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period). Extraordinary, non-recurring items that may be the basis of adjustment include acquisitions or divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, and foreign exchange gains or losses.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Administrator shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced (but not increased) by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

14. Dividends and Dividend Equivalents.

Awards other than Options and Stock Appreciation Rights may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award, whether or not such Award is vested. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid with respect to Stock Awards, Stock Unit Awards or Other Stock-Based Awards that vest based on the achievement of performance goals prior to the date the performance goals are satisfied and the Award is earned, and then shall be payable only with respect to the number of Shares or Stock Units actually earned under the Award. Such payments may be made in cash, Shares or Stock Units or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

15. Adjustments upon Changes in Capitalization, Organic Change or Change of Control.

(a) Adjustment Clause. In the event of (i) a stock dividend, extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, an “Organic Change”), the Administrator or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 3 of the Plan, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation, (x) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Qualifying Performance Criteria applicable to any Awards to reflect any Share Change and any Organic Change and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings, provided that in the case of Qualifying Performance Criteria applicable to any performance-based Awards intended to qualify under Code Section 162(m), such adjustment does not violate Section 162(m) of the Code. Any adjustment under this Section 15(a) need not be the same for all Participants.

(b) Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the Grant Date of a particular Award (or subsequent to the Grant Date), the following acceleration, exercisability and valuation provisions shall apply:

(i) On the date that such Change of Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan not previously exercisable and vested shall, if not assumed, or substituted with a new award, by the successor to the Company, become fully exercisable and vested, and if the successor to the Company assumes such Options or Stock Appreciation Rights or substitutes other awards for such Awards, such Awards (or their substitutes) shall become fully exercisable and vested if the Participant’s employment is terminated (other than a Termination for Cause) within two years following the Change of Control.

(ii) Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s Termination of Employment within two years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is vested following such Termination of Employment shall remain exercisable until the earlier of the third anniversary of such Termination of Employment (or any later date until which it would remain exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an Awardee’s Termination of Employment more than two years after a Change of Control, or within two years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, the provisions of Sections 8(h) and 10 of the Plan shall govern (as applicable).

(iii) On the date that such Change of Control occurs, the restrictions and conditions applicable to any or all Stock Awards, Stock Unit Awards and Other Stock-Based Awards that are not assumed, or substituted with a new award, by the successor to the Company shall lapse and such Awards shall be fully vested. Unless otherwise provided in an Award Agreement at the Grant Date, upon the occurrence of a Change of Control without assumption or substitution of the Awards by the successor, any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs. All Stock Awards, Stock Unit Awards and Other Stock-Based Awards shall be settled or paid within thirty (30) days of vesting hereunder. Notwithstanding the foregoing, if the Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, the Awardee shall be entitled to receive the Award from the Company on the date that would have applied absent this provision. If the successor to the Company does assume (or substitute with a new award) any Stock Awards, Stock Unit Awards and Other Stock-Based Awards, all such Awards shall become fully vested if the Participant’s employment is terminated (other than a Termination for Cause) within two years following the Change of Control, and any performance based Award shall be deemed fully earned at the target amount effective as of such Termination of Employment.

(iv) The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine, and if there is no excess value, the Committee may, in its discretion, cancel such Awards.

(v) An Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(c) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 15(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 15(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 24 of the Plan in order to ensure that such Award complies with Code Section 409A.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(b), no such amendment shall be made that would:

(i) increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

(ii) reduce the minimum exercise price for Options or Stock Appreciation Rights granted under the Plan; or

(iii) reduce the exercise price of outstanding Options or Stock Appreciation Rights, as prohibited by Section 8(c) without shareholder approval.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, except that this exception shall not apply following a Change of Control. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company or an Affiliate, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award.

18. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19. Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award, Stock Unit Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

20. Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it unfeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received. Any notice to a Participant hereunder shall be addressed to the last address of record with the Company and shall be effective when sent via first class mail, courier service, or electronic mail to such last address of record.

23. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, except as to matters governed by U.S. federal law.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The heading preceding the text of each section hereof is inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

24. Section 409A.

It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Administrator determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, deferral election forms and procedures, and rules established by the Administrator, and shall comply in all respects with Section 409A of the Code. The following rules will apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Code Section 409A, including applicable transition rules thereunder.

(b) The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(c) Any distribution of a 409A Award following a Termination of Employment that would be subject to Code Section 409A(a)(2)(A)(i) as a distribution following a separation from service of a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall occur no earlier than the expiration of the six-month period following such Termination of Employment.

(d) In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

(e) In the case of an Award providing for distribution or settlement upon vesting or the lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution or settlement shall be made not later than March 15 of the year following the year in which the Award vested or the risk of forfeiture lapsed.

(f) Notwithstanding anything herein to the contrary, in no event shall the Company or the Administrator be liable for the payment of, or any gross up payment in connection with, any taxes or penalties owed by the Participant pursuant to Code Section 409A.

25. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

26. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards, Stock Unit Awards or Other Stock-Based Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation. Neither the Company nor the Administrator shall be deemed to be a trustee of Shares or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

27. Foreign Employees and Consultants.

Awards may be granted hereunder to Employees and Consultants who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

28. Tax Withholding.

Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible in the gross income of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares that are part of the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any vested Shares or any other payment due to the Participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

29. Cancellation of Award; Forfeiture of Gain.

Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award will be cancelled and the Participant will forfeit the Shares or cash received or payable on the vesting or exercise of the Award, and that the amount of any proceeds of the sale or gain realized on the vesting or exercise of the Award must be repaid to the Company, under such conditions as may be required by Applicable Law or established by the Committee in its sole discretion.

CHESAPEAKE UTILITIES CORPORATION

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 1, 2013.

Vote by Internet

- Go to **www.investorvote.com/cpk**
- Or scan the QR code to the left with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Ralph J. Adkins	☐	☐
02 - Richard Bernstein	☐	☐
03 - Paul L. Maddock, Jr.	☐	☐
04 - Michael P. McMasters	☐	☐

Proposal	For	Against	Abstain
2. To consider and vote on the adoption of the Chesapeake Utilities Corporation Omnibus Equity Plan.	☐	☐	☐
3. Ratification of the selection of ParenteBeard LLC as the Company's independent registered public accounting firm.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01MOSB

Dear Stockholder:

March 29, 2013

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 9:00 a.m. Eastern Daylight Time on May 2, 2013, in the Board Room, PNC Bank, N.A., 222 Delaware Avenue, Wilmington, Delaware. The Board of Directors looks forward to personally greeting those stockholders who are able to attend. The Corporate Secretary's formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend the Meeting, it is important that your shares be represented at the Meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

Sincerely,

RALPH J. ADKINS
Chairman of the Board

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CHESAPEAKE UTILITIES CORPORATION

Proxy — Chesapeake Utilities Corporation

909 SILVER LAKE BOULEVARD
DOVER, DELAWARE 19904

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2013 AT 9:00 AM (EASTERN DAYLIGHT TIME) IN THE BOARD ROOM
PNC BANK, N.A.
222 DELAWARE AVENUE
WILMINGTON, DELAWARE 19801

The undersigned stockholder hereby appoints Ralph J. Adkins and Michael P. McMasters and each one of them, with power of substitution and revocation, the proxies of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and at any adjourned meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE